As filed with the Securities and Exchange Commission on December 13, 2024

Registration No. 333- 279593

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NAYA BIOSCIENCES, inc.

(Exact name of registrant as specified in its charter)

Nevada	20-4036208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

(Address, including zip code, and telephone number,

including area code of registrant’s principal executive offices)

Steven Shum

NAYA Biosciences, Inc.

Chief Executive Officer

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

(Name, address, including zip code, and telephone number,

including area code of agent for service)

With a copy to:

Marc A. Indeglia, Esq.

Glaser Weil Fink Jordan Howard & Shapiro LLP

10250 Constellation Blvd, 19th Floor

Los Angeles, California 90067

Telephone: (310) 553-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 13, 2024.

PROSPECTUS

NAYA BIOSCIENCES, INC.

Common Stock

Preferred Stock
Debt Securities

Warrants
Units

$100,000,000

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NAYA.” On December 12, 2024 the last reported sale price of our common stock on the Nasdaq Capital Market was $0.84 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 of securities as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectuses is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectuses may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement, and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us,” and the “Company” in this prospectus, we mean NAYA Biosciences, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

This prospectus contains references to our trademarks and to trademarks belonging to other entities, which are protected under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate that we or their respective owners will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any such companies.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy, and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.invobioscience.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (but excluding any information in such documents that has been furnished to, rather than filed with, the SEC):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 16, 2024, our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 17, 2024, our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024, and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on November 19, 2024;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, as filed with the SEC on May 15, 2024, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, as filed with the SEC on August 14, 2024, our Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2024, as filed with the SEC on November 19, 2024, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, as filed with the SEC on November 19, 2024;

●	our Current Reports on Form 8-K filed with the SEC on January 3, 2024 (as amended on January 10, 2024), January 10, 2024, February 1, 2024, March 1, 2024, April 1, 2024 (as amended on April 2, 2024), April 11, 2024, April 16, 2024, April 17, 2024, April 19, 2024, May 6, 2024, May 15, 2024, June 20, 2024, July 5, 2024, August 14, 2024, September 18, 2024, September 20, 2024, October 1, 2024, October 15, 2024 (as amended on December 12, 2024), and November 8, 2024.

●	the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on November 12, 2020 (File No. 001-39701), and all amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

NAYA Biosciences, Inc.

Attn: CEO

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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THE COMPANY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our common stock, preferred stock, debt securities, warrants, or units, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase shares of our common stock or preferred stock, or our debt securities, warrants, or units, you should read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” incorporated by reference into this prospectus or contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, the terms “ NAYA ,” the “Company,” “we,” “us” and “our” in this prospectus refer to NAYA Biosciences, Inc. and its wholly owned subsidiaries.

NAYA Biosciences is a life science portfolio company dedicated to bringing breakthrough treatments to patients in oncology, autoimmune diseases, and fertility. The Company utilizes a hub and spoke model that harnesses the shared resources of a parent company and agility of lean strategic franchises, enabling efficient acquisition, development, and partnering of assets as well as optimized return on investment by combining the upside of innovative clinical-stage therapeutics with scalable, profitable commercial revenues.

The hub-and-spoke structure uses a centralized portfolio management team (the parent company or “Hub”) that owns and controls a set of subsidiaries (“Spokes”). The subsidiaries remain focused on their asset(s), program(s) and therapeutic area(s), while the parent company provides centralized leadership and resources. The parent seeks to acquire undervalued or shelved assets from larger pharma and/or biotech companies and then spin them out or aggregate them strategically into specific Spokes. Each Spoke has the flexibility of a lean organization supported by centralized resources and the option to be financed in part by the parent company and in part by private capital.

Our principal operations are currently focused in two divisions:

Naya Therapeutics

NAYA Therapeutics, Inc. (also referred to as “Legacy NAYA”) carries out our current activities in oncology and autoimmune diseases, including NAYA Therapeutics One (“GPC3 Franchise”), NAYA Therapeutics Two (“CD38 Franchise”), NAYA Biologics, which aims to build an early-stage pipeline of best-in-class multifunctional antibodies, and NAYA Clinical Intelligence (“NAYA CI”), which aims to optimize through artificial intelligence/machine learning (“AI/ ML”) the selection and development of clinical candidates for NAYA subsidiaries as well as for external partners.

NAYA’s immediate focus is the clinical development of two bifunctional antibodies, NY 303, a GPC-3 targeted natural killer (“NK”) engager which has been cleared to recruit patients in a Monotherapy Safety and Efficacy Phase I/IIa clinical trial in hepatocellular carcinoma (“HCC”) patients not responding to first line immunotherapy, and NY-338, a CD38 targeted NK cell engager, for the treatment of multiple myeloma and auto-immune diseases.

Naya Women’s Health

NAYA Women’s Health (also referred to as “Legacy INVO”) is currently focused within the fertility marketplace . Our commercial strategy includes operating fertility-focused clinics providing treatment to patients via INVO Centers, LLC, our wholly owned subsidiary. As of the date of this filing, we have two operational INVO Centers in the United States along with a conventional IVF clinic from our first IVF clinic acquisition in August 2023.

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Naya Women’s Health also includes the INVOcell medical device. The INVOcell is the first in vivo Intravaginal Culture (IVC) system granted FDA clearance in the United States. We believe this novel device and procedure provides a more natural, safe, effective and economical fertility treatment for patients. Unlike conventional infertility treatments such as IVF where the eggs and sperm develop into embryos in a laboratory incubator, the INVOcell utilizes the women’s vagina as an incubator to support a more natural fertilization and embryo development environment, and infertility treatment. We currently sell and distribute INVOcell into existing independently owned and operated fertility clinics as well as within our own INVO Center clinics.

Corporate History

We were formed on January 5, 2007 under the laws of the Commonwealth of Massachusetts under the name Bio X Cell, Inc. to acquire the assets of Medelle Corporation (“Medelle”). Dr. Claude Ranoux purchased all of the assets of Medelle, and then he contributed those assets, including four patents relating to the INVOcell technology, to Bio X Cell, Inc. upon its formation in January 2007.

On December 5, 2008, Bio X Cell, Inc., doing business as INVO Bioscience, and each of the shareholders of INVO Bioscience entered into a share exchange agreement and consummated a share exchange with Emy’s Salsa AJI Distribution Company, Inc., a Nevada corporation (“Emy’s”). Upon the closing of the share exchange on December 5, 2008, the INVO Bioscience shareholders transferred all of their shares of common stock in INVO Bioscience to Emy’s. In connection with the share exchange, Emy’s changed its name to INVO Bioscience, Inc. and Bio X Cell, Inc. became a wholly owned subsidiary of Emy’s (re-named INVO Bioscience, Inc.).

On November 2, 2015, we were notified by the United States Food & Drug Administration (“FDA”) that the INVOcell and INVO Procedure were granted clearance via the de novo classification (as a Class II device) allowing us to market the INVOcell in the United States. Following this approval, we began marketing and selling INVOcell in many locations across the U.S. We currently have approximately 140 trained clinics or satellite facilities in the U.S. where patients can receive guidance and treatment for the INVO Procedure. In June 2023, we received FDA 510(k) clearance to expand the labeling on the INVOcell device and its indication for use to provide for a 5-day incubation period. The data supporting the expanded 5-day incubation clearance demonstrated improved patient outcomes.

In August of 2021, we opened our first two INVO Centers as part of our strategy to move the company beyond just a device company and transition more toward healthcare services within the fertility marketplace. These initial INVO Centers are fertility clinics focused on offering INVO Cell and the IVC procedure to patients.

On August 10, 2023, we completed our first acquisition of an established IVF clinic, as part of our more recent acquisition strategy designed to further accelerate our expansion into healthcare services.

On October 14, 2024, we significantly expanded our development strategy to incorporate the Hub and Spoke model by completing the agreement to acquire Legacy NAYA. Subsequent to this acquisition closing, we then changed our corporate name to NAYA Biosciences as well as our changed our trading symbol to NAYA. This transaction combined our existing commercial-stage fertility business together with Legacy NAYA (now renamed to Naya Therapeutics) unique clinical-stage oncology and autoimmune technologies. Naya Therapeutics has built a promising clinical stage pipeline with two first-in-class bispecific antibodies addressing significant unmet medical needs for the treatment of hepatocellular carcinoma, multiple myeloma, and autoimmune diseases. We believe our expanded corporate platform and strategy enhances our potential for value creation for shareholders through the combination of the existing revenue generating fertility business with the unique potential of innovative therapeutics.

Our principal executive offices are located at 5582 Broadcast Court Sarasota, Florida 34240 , and our telephone number is (978) 878-9505. The address of our website is www.INVOBioscience.com. The information provided on our website is not part of this prospectus and you should not consider the contents of our website in making an investment decision regarding out stock.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended, our Quarterly Reports on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectuses before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to Our Financial Condition and Our Need for Additional Capital

Our financial situation creates doubt whether we will continue as a going concern.

From the inception of our consolidated subsidiaries on January 5, 2007, through September 30, 2024, we had an accumulated net loss of $63.5 million. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

We will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate operations.

Without additional funds, we do not expect that our current cash position will be sufficient to fund our current operations for the next 12 months and we do not have sufficient funds to consummate our business plan. Our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing stockholders. The incurrence of indebtedness would result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

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If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The capital markets have been unpredictable in the past for unprofitable companies such as ours. In addition, it is generally difficult for development stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

Risks Related to the Acquisition of Legacy NAYA

We may not be able to successfully integrate Legacy NAYA and achieve the benefits expected to result from the acquisition.

The acquisition may present challenges to management, including the integration of the operations, and personnel of NAYA and Legacy NAYA and special risks, including possible unanticipated liabilities, unanticipated integration costs and diversion of management attention.

We cannot assure you that the business of Legacy NAYA and NAYA will be successfully integrated or profitably managed. Even if these businesses are successfully integrated and profitably managed, we cannot assure you that, following the transaction, our business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition or that the acquisition will result in increased earnings for us in any future period.

Legacy NAYA has a limited operating history and has no products approved for commercial sale, which may make it difficult for you to evaluate the success of Legacy NAYA’s business to date and to assess its future viability.

Legacy NAYA is a clinical stage biotechnology company with a limited operating history upon which we can evaluate Legacy NAYA’s business and prospects. Although the management of Legacy NAYA and its service providers have substantial experience in successfully conducting and completing clinical trials, including large-scale, pivotal clinical trials, obtain marketing approval, manufacturing a clinical or commercial scale product or arranging for a third party to do so on our behalf or conduct sales and marketing activities necessary for successful product commercialization, there is no guarantee that NAYA may be able to successfully advance its pipeline. Typically, it takes about three to six years to develop a new biological drug from the time it enters Phase 1 clinical trials to when it is approved for treating patients, but in many cases it may take longer. Predictions about Legacy NAYA’s future success or viability are highly dependent on sufficient timely financing and the ability of NAYA leadership to execute its development plans and scale-up efficiently its operations.

Risks Related to the Acquisition of Wisconsin Fertility Institute

We may not be able to successfully manage Wisconsin Fertility Institute and to achieve the benefits expected to result from the acquisition.

The acquisition of WFI may present challenges to management, including the integration of the operations, and personnel of NAYA and WFI, continued management of the clinic and special risks, including possible unanticipated liabilities, unanticipated integration costs and diversion of management attention.

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We cannot assure you that we will successfully integrate or profitably manage WFI’s businesses. Even if we are able to integrate and profitably manage WFI’s business, we cannot assure you that our business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition or that the acquisition will result in increased earnings for us in any future period.

If we fail to make the required $7.5 million in additional payments required in our acquisition of WFI, our business would be adversely affected.

Following closing of our acquisition of the WFI, we are required to make additional annual payments of approximately $2.5 million each, for a total of $7.5 million, through 2026, which payments are secured by the sellers having a lien on the assets purchased to acquire WFI. We have not made the first annual payment. If we do not resolve this payment with the sellers of WFI or otherwise negotiate new terms, including payment terms, or if we default on our additional payment obligations to the sellers of WFI, such sellers could exercise their rights and remedies under acquisition agreements, which could include foreclosing on the assets sold to us to acquire WFI. Any such action would have a material adverse effect on our business and prospects.

We may incur additional debt financing to provide the cash proceeds necessary to acquire WFI. If we were unable to service any such debt, our business would be adversely affected.

In order to finance our proposed acquisition of WFI, we secured debt financing and may look to raise additional debt proceeds. The current debt financing requires us to pledge all or substantially all of our assets as collateral. If we were unable to satisfy any such debt obligation or fail to pay such debt obligations in a timely fashion, we would be in default under such debt financing agreement and such lender could exercise its rights and remedies under such debt financing agreements, which could include seizing all of our assets. Any such action would have a material adverse effect on our business and prospects.

Risks Relating to Our Business

Our business has posted net operating losses, has a limited operating history, and needs additional capital to grow and finance its operations.

We have a limited operating history and are essentially an early-stage operation. We will continue to be dependent on having access to additional new capital or generating positive operating cash flow primarily through increased device sales and the development of our INVO Centers in order to finance the growth of our operations. Continued net operating losses together with limited working capital make investing in our common stock a high-risk proposal. Our limited operating history may make it difficult for management to provide effective insight into future activities, marketing costs, and customer acquisition and retention. This could lead to NAYA missing targets for the achievement of profitability, which could negatively affect the value of your investment.

We are subject to risks associated with doing business globally.

Our operations, both inside and outside the United States, are subject to risks inherent in conducting business globally and under the laws, regulations and customs of various jurisdictions and geographies. Our operations outside the United States are subject to special risks and restrictions, including, without limitation: fluctuations in currency values and foreign-currency exchange rates; exchange control regulations; changes in local political or economic conditions; governmental pricing directives; import and trade restrictions; import or export licensing requirements and trade policy; restrictions on the ability to repatriate funds; and other potentially detrimental domestic and foreign governmental practices or policies affecting U.S. companies doing business abroad, including the U.S. Foreign Corrupt Practices Act and the trade sanctions laws and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. Acts of terror or war may impair our ability to operate in particular countries or regions and may impede the flow of goods and services between countries. Customers in weakened economies may be unable to purchase our products, or it could become more expensive for them to purchase imported products in their local currency, or sell at competitive prices, and we may be unable to collect receivables from such customers. Further, changes in exchange rates may affect our net earnings, the book value of our assets outside the United States and our stockholders’ equity. Failure to comply with the laws and regulations that affect our global operations could have an adverse effect on our business, financial condition or results of operations.

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Failure to comply with the United States Foreign Corrupt Practices Act or similar laws could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies, including their suppliers, distributors and other commercial partners, from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the countries in which we distribute products. We have adopted formal policies and procedures designed to facilitate compliance with these laws. If our employees or other agents, including our distributors or suppliers, are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

We are subject to significant domestic and international governmental regulation.

Our business is heavily regulated domestically in the United States and internationally. In the United States the FDA, and other federal, state and local authorities, implement various regulations that subject us to civil and criminal penalties, including cessation of operations and recall of products distributed, in the event we fail to comply. Any such actions could severely curtail our sales and business reputation. In addition, additional restrictive laws, regulations or interpretations could be adopted, making compliance with such regulations more difficult or expensive. While we devote substantial resources to ensure our compliance with laws and regulations, we cannot completely eliminate the risk that we may be found non-compliant with applicable legal and regulatory requirements.

We believe that the healthcare industry will continue to be subject to increased regulation as well as political and legal action, as future proposals to reform the health care system are considered by the U.S. Congress and state legislatures. We do not know of, nor do we have any control over, future changes to health care laws and regulations which may have a significant impact on our business.

We are subject to risks relating to federal and state healthcare fraud, waste, and abuse laws.

We may be subject to healthcare fraud, waste, and abuse regulation and enforcement by the federal government and the governments in the states and foreign countries in which we might conduct our business. Such federal laws generally apply only to entities or individuals that provide items or services for which payment may be made under a federal healthcare program. These laws are subject to extensive and increasing enforcement by numerous federal, state, and local government agencies including the Office of Inspector General, the Department of Justice, the Centers for Medicare & Medicaid Services, and various state authorities. The healthcare laws and regulations that may affect our ability to operate include the following:

●	The federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b) (the “AKS”), a criminal statute, makes it illegal for any person or entity to knowingly and willfully, directly or indirectly, solicit, receive, offer, or pay any remuneration that is in exchange for or to induce the referral of business, including the purchase, order, lease of any good, facility, item, or service for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. The term “remuneration” has been broadly interpreted to include anything of value. The Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a) (the “CMPL”) also contains a provision that prohibits the payment of anything of value in return for referrals and provides for the imposition of civil penalties.
●	Federal false claims and false statement laws, including the federal civil False Claims Act (31 U.S.C. §§ 3729 – 3733), prohibits, among other things, any person or entity from knowingly presenting, or causing to be presented, for payment to, or approval by, federal programs, including Medicare and Medicaid, claims for items or services that are false or fraudulent.
●	Section 1877 of the Social Security Act (42 U.S.C. § 1395nn), commonly referred to as the “Stark Law, prohibits referrals by ordering by a physician of “designated health services,” which include durable medical equipment and supplies as well as inpatient and outpatient hospital services, that are payable, in whole or in part, by Medicare or Medicaid, to an entity in which the physician or the physician’s immediate family member has an investment interest or other financial relationship, subject to several exceptions. Financial relationships that are implicated by the Stark Law can include arrangements ranging from marketing arrangements and consulting agreements to medical director agreements with physicians who order our products. The Stark Law also prohibits billing for services rendered pursuant to a prohibited referral. Several states have enacted laws similar to the Stark Law. These state laws may cover all (not just Medicare and Medicaid) patients. Many federal healthcare reform proposals in the past few years have attempted to expand the Stark Law to cover all patients as well. If we violate the Stark Law, our financial results and operations could be adversely affected. Penalties for violations include denial of payment for the services, significant civil monetary penalties, and exclusion from the Medicare and Medicaid programs;

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●	The federal Physician Payments Sunshine Act (42 U.S.C. § 1320a–7h) requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to the Centers for Medicare & Medicaid Services information related to payments or other transfers of value made to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members.

At present, our products and services are not reimbursable under any federal healthcare program. If, however, that changes in the future and it were determined that we were not in compliance with these federal fraud, waste, and abuse laws, we would be subject to liability.

Also, as noted above, many states have similar laws and regulations, such as anti-kickback and false claims laws that may be broader in scope and may apply regardless of payor, in addition to items and services reimbursed under Medicaid and other state programs. We may be subject to such laws in Alabama and Georgia due to our joint venture operations in those states. The Georgia State False Medicaid Claims Act (Ga. Code Ann. §§ 49-4-168 – 49-4-168.6), Georgia Medical Assistance Act false statements provision (Ga. Code Ann. §§ 49-4-140 – 49-4-157), and Alabama Medicaid false statements statute (Ala. Code § 22-1-11(a)) contain prohibitions that are analogous to the federal False Claims Act. Alabama law also includes an anti-kickback provision (Ala. Code § 22-1-11(c)) that is analogous to the federal AKS.

The Georgia Patient Self-Referral Act of 1993 (Ga. Code Ann. §§ 43-1B-1 – 43-1B-8) contains prohibitions on self-referral that are similar to those under the Stark Law, however, the Georgia law applies to additional classes of providers, including pharmacists, and is not limited to items or services reimbursable by a federal healthcare program. The Georgia law prohibits health care providers or entities regulated by the law from presenting any claim for payment to any individual, third-party payer, or other entity for a service furnished pursuant to a prohibited referral.

If we are found in violation of applicable laws or regulations, we could suffer severe consequences that would have a material adverse effect on our business, results of operations, financial condition, cash flows, reputation and stock price, including:

●	suspension or termination of our participation in federal healthcare programs;

●	criminal or civil liability, fines, damages or monetary penalties for violations of healthcare fraud and abuse laws, including the federal False Claims Act, CMPL, and AKS;

●	repayment of amounts received in violation of law or applicable payment program requirements, and related monetary penalties;

●	mandated changes to our practices or procedures that materially increase operating expenses;

●	imposition of corporate integrity agreements that could subject us to ongoing audits and reporting requirements as well as increased scrutiny of our business practices;

●	termination of various relationships or contracts related to our business; and

●	harm to our reputation which could negatively affect our business relationships, decrease our ability to attract or retain patients and physicians, decrease access to new business opportunities and impact our ability to obtain financing, among other things.

Responding to lawsuits and other proceedings as well as defending ourselves in such matters would require management’s attention and cause us to incur significant legal expense. It is also possible that criminal proceedings may be initiated against us or individuals in our business in connection with investigations by the federal government.

Additionally, to the extent that our product is sold or our services are provided in a foreign country, we may be subject to similar foreign laws.

We are subject to the requirements of the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH Act”), and related implementing regulations (together, “HIPAA”), and failure to comply, including through a breach of protected health information (“PHI”) could materially harm our business.

HIPAA established comprehensive federal protection for the privacy and security of health information. The HIPAA standards apply to three types of organizations, or “Covered Entities”: (1) health plans, (2) health care clearing houses, and (3) health care providers who conduct certain health care transactions electronically. The HIPAA standards also apply to Covered Entities’ “Business Associates.” Covered Entities and their Business Associates must have in place administrative, physical, and technical standards to guard against the misuse of individually identifiable health information. The HITECH Act promotes the adoption and meaningful use of health information technology. The HITECH Act addresses the privacy and security concerns associated with the electronic transmission of health information, in part, through several provisions that strengthen the civil and criminal enforcement of the HIPAA rules. These laws may impact our business in the future. NAYA is currently a Business Associate of various Covered Entities. Failure to comply with these confidentiality requirements, including via a breach of PHI, may result in penalties and sanctions.

In the ordinary course of our business, we may use, collect, and store sensitive data, including PHI. We face risks relative to protecting this critical information, including loss of access risk, inappropriate disclosure risk, inappropriate modification risk, and the risk of being unable to adequately monitor our controls. Our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA, and regulatory penalties. There is no guarantee that we can continue to protect our systems from breach. Unauthorized access, loss, or dissemination could also disrupt our operations.

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The U.S. Office of Civil Rights in the Department of Health and Human Services enforces the HIPAA privacy and security rules and may impose penalties for failure to comply with requirements of HIPAA. Penalties vary significantly depending on factors such as whether failure to comply was due to willful neglect. These penalties include civil monetary penalties of $100 to $50,000 per violation, up to an annual cap of $1,500,000 for identical violations. A person who knowingly obtains or discloses individually identifiable health information in violation of HIPAA may face a criminal penalty of up to $50,000 per violation and up to one-year imprisonment. The criminal penalties increase to $100,000 per violation and up to five-years imprisonment if the wrongful conduct involves false pretenses, and to $250,000 per violation and up to 10-years imprisonment if the wrongful conduct involves the intent to sell, transfer, or use identifiable health information for commercial advantage, personal gain, or malicious harm. The U.S. Department of Justice is responsible for criminal prosecutions under HIPAA. Furthermore, in the event of a breach as defined by HIPAA, there are reporting requirements to the Office of Civil Rights under the HIPAA regulations as well as to affected individuals, and there may also be additional reporting requirements to other state and federal regulators, including the Federal Trade Commission, and to the media. Issuing such notifications can be costly, time and resource intensive, and can generate significant negative publicity. Breaches of HIPAA may also constitute contractual violations, including violation of the Company’s Business Associate contracts with Covered Entities from which the Company receives PHI, that could lead to contractual damages or terminations.

We may not be able to develop or continue our business if we fail to retain key personnel.

We substantially rely upon the efforts and abilities of our executive management and directors. The loss of any of our executive officers and/or directors services could potentially have a material adverse effect on our business, operations, revenues and/or prospects. If one or more of these persons were to become unable or unwilling to continue in their present positions, we may not be able to replace them readily or timely, if at all. We do not maintain key man life insurance on the lives of any of our executive management or directors.

Currency exchange rate fluctuations may affect the results of our operations.

We intend to distribute our INVOcell product internationally with all sales, domestic and international, in U.S. dollars. As a result, our operations could be impacted by fluctuations in currency exchange rates, although we attempt to mitigate such risk by invoicing only in U.S. dollars. In spite of this, our operations may still be negatively impacted by foreign currency exchange rates in the event the U.S. dollar strengthens and the local currency where the product is being sold weakens. In the event such international patients are unable to afford the associated increase costs, international doctors and clinics may not be able to offer the INVOcell and IVC procedure. As we expand our international footprint with joint ventures, these joint ventures will likely have a functional currency based on their location and as a result, if we are required to consolidate these financial results it may create currency fluctuations. Additionally, as an international business we may be susceptible to adverse foreign currency fluctuations unconnected to the U.S. dollar.

We are subject to risks in connection with changes in international, national, and local economic and market conditions.

Our business is subject to risks in connection with changes in international, national and local economic and market conditions, including the effects of global financial crises, effects of terrorist acts, war and global pandemics. Such economic changes could negatively impact infertile people’s ability to pay for fertility treatment around the world.

We anticipate that eventually international sales will account for a meaningful part of our revenue. We will experience additional risks associated with international sales, including:

●	political and economic instability;

●	export controls;

●	changes in international legal and regulatory requirements;

●	United States and foreign government policy changes affecting the product marketability; and

●	changes in tax laws, duties and tariffs.

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Any of these factors could have a material adverse effect on our business, results of operations and financial condition. From 2011 through 2023, we sold products in certain international markets mainly through independent distributors, and we anticipate maintaining a similar sales strategy along with our recent joint venture activity for the foreseeable future. In the event a distributor fails to meet annual sales goals, we may be required to obtain a replacement distributor, which may be costly and difficult to identify. Additionally, a change in our distributors may increase costs, and create a substantial disruption in our operations resulting in a loss of revenue.

Changes in the healthcare industry may require us to decrease the selling price for our products or could result in a reduction in the available market size.

Governmental and private sector initiatives in the U.S. and abroad involving trends toward managed healthcare and cost containment could place an emphasis on our ability to deliver more cost-effective medical therapies. The development of other cost-effective devices could eventually adversely affect the prices and/or sales of our products. Companies in the healthcare industry are subject to various existing and proposed laws and regulations, in both domestic and international markets, regulating healthcare pricing and profitability. Additionally, there have been third-party payer initiatives to challenge the prices associated with medical products, which if successful, could affect our ability to sell products on a competitive basis in the future.

In the United States, there has been a trend of consolidation among healthcare facilities and purchasers of medical devices, allowing such purchasers to limit the number of suppliers from whom they purchase medical products. As result, it is unknown whether such purchasers will decide to stop purchasing our products or demand discounts on our prices. Any pressure to reduce our product prices in response to these industry trends and the decrease in market size could adversely affect our anticipated revenue and profitability of our sales, creating a material adverse effect on our business.

If we are unable to effectively adapt to changes in the healthcare industry, our business may be harmed.

Federal, state, and local legislative bodies frequently pass legislation and promulgate regulations relating to healthcare reform or that affect the healthcare industry. As has been the trend in recent years, it is reasonable to assume that there will continue to be increased government oversight and regulation of the healthcare industry in the future. We cannot predict the ultimate content, timing, or effect of any new healthcare legislation or regulations, nor is it possible at this time to estimate the impact of potential new legislation or regulations on our business. It is possible that future legislation enacted by Congress or state legislatures, or regulations promulgated by regulatory authorities at the federal or state level, could adversely affect our business. It is also possible that the changes to federal healthcare program reimbursements to providers who purchase our products or use our services may serve as precedent to possible changes in other payors’ reimbursement policies in a manner adverse to us. Similarly, changes in private payor reimbursements could lead to adverse changes in federal healthcare programs, which could have a material adverse effect on our business, financial condition, cash flows, and results of operations.

There can be no assurance that we will be able to successfully address changes in the current regulatory environment. Some of the healthcare laws and regulations applicable to us are subject to limited or evolving interpretations, and a review of our business or operations by a court, law enforcement, or a regulatory authority might result in a determination that could have a material adverse effect on us. Furthermore, the healthcare laws and regulations applicable to us may be amended or interpreted in a manner that could have a material adverse effect on our business, financial condition, cash flows and results of operations.

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Recent economic trends could adversely affect our financial performance.

Economic downturns and declines in consumption in the healthcare market may affect the levels of both our sales and profitability. If a downturn in economic conditions occurs, or if there is deterioration in financial markets and major economies, our financial performance could be adversely affected. The tightening of credit in financial markets may adversely affect the ability of our customers and suppliers to obtain financing, which could result in a decrease in, or deferrals or cancellations of, the sale of our products and services. In addition, weakening economic conditions may result in a decline in spending for ART and fertility assistance that could adversely affect our business operations and liquidity. We are unable to predict the likely duration and severity of any disruption in the domestic and global financial markets.

Social media platforms present risks and challenges.

The unauthorized use of certain social media vehicles could result in the improper collection and/or dissemination of personally identifiable information causing brand damage and various legal implications. In addition, negative or inaccurate social media posts or comments about us on any social networking site could damage our brand, reputation, and goodwill.

We are susceptible to cybersecurity breaches and cyber-related fraud.

We depend on information technology (“IT”) systems, networks, and services, encompassing internet sites, data hosting and processing facilities, as well as hardware (including laptops and mobile devices), along with software and technical applications and platforms. Some of these are overseen, hosted, supplied, and/or utilized by third parties or their vendors, supporting us in the administration of our business.

The escalation of IT security threats and the increasing sophistication of cyber-crime pose a potential hazard to the security of our IT systems, networks, and services, as well as to the confidentiality, availability, and integrity of our data. Should the IT systems, networks, or service providers we rely on encounter malfunctions or if we experience a loss or disclosure of sensitive information due to various causes such as catastrophic events, power outages, or security breaches, and our business continuity plans fail to address these issues promptly, we could face disruptions in managing operations. This may result in reputational, competitive, and/or business harm, potentially adversely impacting our business operations and financial condition. Furthermore, such incidents could lead to the unauthorized disclosure of critical confidential information, causing financial and reputational damage due to the loss or misappropriation of confidential information belonging to us, our partners, employees, customers, suppliers, or consumers. In such scenarios, significant financial and other resources might be required to rectify the damage caused by a security breach or to repair and replace networks and IT systems.

In addition, in the ordinary course of our business, we may use, collect, and store sensitive data, including personal health information. We face risks relative to protecting this critical information, including loss of access risk, inappropriate disclosure risk, inappropriate modification risk, and the risk of being unable to adequately monitor our controls. Our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance, or other disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA, and regulatory penalties. There is no guarantee that we can continue to protect our systems from breach. Unauthorized access, loss, or dissemination could also disrupt our operations.

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Risks Related to Our Fertility Business

Our existing INVO Centers were established as joint ventures with medical partners. Future INVO Centers may also be established as joint ventures. These joint ventures will be important to our business. If we are unable to maintain any of these joint ventures, or if they are not successful, our business could be adversely affected.

We have established, and plan to establish additional, entered into, and may enter into additional, joint ventures for the operation of our INVO Centers. Our existing and any future joint ventures may have a number of risks, including that our joint venture partners:

●	have significant discretion in determining the efforts and resources that they will apply;

●	may not perform their obligations as expected;

●	may dispute the amounts of payments owed;

●	may fail to comply with applicable legal and regulatory requirements regarding the distribution or marketing of our INVOcell product;

●	may not properly maintain or defend their or our relevant intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation and liability;

●	may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;

●	could become involved in a business combination or cessation that could cause them to deemphasize or terminate the development or commercialization of our INVOcell product; and

●	may seek to terminate our joint venture, which could require us to raise additional capital and to develop new joint venture relationships.

Additionally, if one of our joint venture partners seeks to terminate its agreement with us, we may find it difficult to attract new joint venture partners and the perception of our INVO Centers in the business and financial communities could be adversely affected.

Our fertility business is subject to significant competition.

The fertility industry is highly competitive and characterized by well entrenched and long-standing practices as well as technological improvements and advancements. New ART services, devices and techniques may be developed that may render the INVOcell obsolete. Competition in the areas of fertility and ART services is largely based on pregnancy rates and other patient outcomes. Accordingly, the ability of our business to compete is largely dependent on our ability to achieve adequate pregnancy rates and patient satisfaction levels. Our business operates in highly competitive areas that are subject to change. New health care providers and medical technology companies entering the market may reduce our and our INVO Centers’ market share, patient volume and growth rates, and could force us to alter our planned pricing and INVO Center service offerings. Additionally, increased competitive pressures may require us to commit more resources to our and our INVO Centers’ marketing efforts, thereby increasing our cost structure and affecting our ability to achieve, or the timing of achieving, profitability. There can be no assurance that we will not be able to compete effectively, nor can there be any assurance that additional competitors will not enter the market. Such competition may make it more difficult for us to enter into additional contracts with fertility clinics or open profitable INVO Centers.

We need to manage growth in our fertility operations, and we may not be successful in implementing our growth strategy.

In order to maximize potential growth in our current and potential markets, we may need to expand the scope of our services in the medical device/bioscience industry. As a result, we plan to continue to improve our INVOcell technology, operating procedures and management information systems. We will also need to effectively train, motivate and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating revenues at the levels we expect.

Many factors including, but not limited to, increased competition from similar businesses, unexpected costs, costs associated with marketing efforts and maintaining a strong client base may interfere with our ability to expand successfully. Our inability to implement our internal strategy successfully may have a negative impact on our growth, future financial condition, results of operations and/or cash flows.

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We may not be successful at managing clinics.

Our management team has limited experience in managing fertility clinics. We seek to retain experienced personnel to provide clinical practice expertise, perform recruitment functions, provide necessary training, and provide day-to-day management of our clinics. We may not be successful in retaining such personnel, integrating such personnel into our operations, or otherwise successfully manage clinics that we have acquired or may acquire in the future.

We face potential liability as a provider of a medical device. These risks may be heightened in the area of artificial reproduction.

The provision of medical devices entails the substantial risk of potential tort injury claims. We currently utilize product liability insurance to provide coverage against potential tort injury claims, as well as customary insurance protection for our INVO Centers. However, there can be no assurance such coverage will provide adequate protection against any potential claims. Furthermore, any claim asserted against us could generate costly legal fees, consume management’s time and resources, and adversely affect our reputation and business, regardless of the merit or eventual outcome of such claim.

There are inherent risks specific to the provision of fertility and ART services. For example, the long-term effects on women of the administration of fertility medication, integral to most fertility and ART services, are of concern to certain physicians and others who fear the medication may prove to be carcinogenic or cause other medical problems. Additionally, any ban or other limitation imposed by the FDA or other foreign regulatory department on fertility medication and services could have a material adverse effect on our business. Any such action would likely adversely affect the value of your investment.

If we fail to maintain adequate quality standards for our products, our reputation and business may be adversely affected and harmed.

Our customers are expecting that our products and services will perform as marketed and in accordance with industrial standards. For our INVOcell device, we rely on third-party manufacturing companies and their packaging processes in connection with the production of our products. Our key suppliers, which are located in the U.S. and include NextPhase Medical Devices and Casco Bay Molding, and have been steadfast partners since our company first began and can provide us with virtually an unlimited capability to support our growth objectives, with all manufacturing performed in the New England region of the U.S. However, a failure to maintain product quality standards in accordance with our customers’ expectations could result in the loss of demand for our products. Additionally, delays or quality lapses in our production lines could result in substantial economic losses to us. Although we believe that our current quality control procedures adequately address these risks, there can be no assurance that we will not experience occasional or systemic quality lapses in our manufacturing and service operations. Currently, we have limited manufacturing capabilities as we rely on a single manufacturing provider regarding our production process. In the event our manufacturer is unable to produce an adequate supply of products at appropriate quality levels, our growth could be limited, and our business may be harmed. If we experience significant or prolonged disturbance in our quality standards, our business and reputation may be harmed, which may result in the loss of customers, our inability to participate in future customer product opportunities and reduced revenue and earnings.

We heavily rely on third party package delivery services, and a significant disruption in these services or significant increases in prices may disrupt our ability to import or export materials, increase our costs and negatively affect our ability to achieve and maintain profitability.

We ship our products to our customers through known independent package delivery companies, such as FedEx and UPS. If any third party package delivery providers experience a significant disruption such that any of our products, components or raw materials cannot be delivered in a timely fashion or such that we incur additional shipping costs that we are unable to recoup, our costs may increase and our relationships with certain customers may be adversely affected. In particular, if our third-party package delivery providers increase prices and we are not able to find comparable alternatives or adjust our delivery network, our profitability could be adversely affected.

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We will need additional, qualified personnel in order to expand our fertility business. Without additional personnel, we will not be able to expand our fertility business.

Expanding our fertility business requires increasing the number of persons engaged in activities for the sale, marketing, administration and delivery of our products as well as clinical training personnel for proper IVC procedure training. Our ability to attract and hire personnel to fulfil these efforts is dependent on our ability to attract and retain potential employees with the proper background and training matching the skills required for the positions. In addition, we may not be able to attract personnel who will be able to successfully implement our business operations and growth strategy in the manner that we currently anticipate.

Risks Related to the Fertility Industry

The FDA regulatory review process for medical devices is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products.

Unless an exemption applies, each medical device commercially distributed in the United States requires either FDA clearance of a 510(k) premarket notification, approval of a premarket approval, or issuance of a de novo classification order. The FDA clearance, de novo classification, and approval processes for medical devices are expensive, uncertain and time-consuming.

Future modifications to the INVOcell that was classified through de novo may require a 510(k) clearance. We may make minor changes to the INVOcell without seeking clearance for the modifications if we determine such clearances are not necessary and document the basis for that conclusion. However, the FDA may disagree with our determination or may require additional information, including clinical data, to be submitted before a determination is made, in which case we may be required to delay the introduction and marketing of our modified products, redesign our products, conduct clinical trials to support any modifications, or we may be subject to enforcement actions. In addition, the FDA may not clear such modified INVOcell for the indications that are necessary or desirable for successful commercialization.

There is no assurance that we will be able to obtain the necessary clearances on a timely basis or at all. Further, the FDA may change its policies, adopt additional regulations or revise existing regulations, or take other actions which may impact our ability to modify the INVOcell on a timely basis, and may prevent or delay clearance of future products. Delays in receipt of, or failure to obtain clearances for any product modifications or future products we may develop would result in delayed or no realization of revenue from such products and the viability of our INVO Centers, and in substantial additional costs, which could decrease our profitability.

In addition, we are required to continue to comply with applicable FDA and other regulatory requirements following de novo classification or clearance. The failure to comply with existing or future regulatory requirements could have a material adverse effect on our business.

Improper marketing and promotion or off-label use of our product could lead to investigations and enforcement by governmental bodies including product recalls or market withdrawal, may harm our reputation and business, and could result in product liability suits.

If the FDA or any foreign regulatory entity determines that our promotional materials or training constitute promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions. These enforcement actions could include, for example, a warning letter or untitled letter, injunction, seizure, civil fine or criminal penalties. We cannot, however, prevent a physician from using the INVOcell off-label, when in the physician’s independent professional medical judgement, he or she deems it appropriate. There may be increased risk of injury to patients if physicians attempt to use the INVOcell off-label, or the INVOcell may not be as effective, which could harm our reputation.

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If we fail to comply with the FDA’s Quality System Regulation (“QSR”) or comparable EU requirements, the FDA or EU competent authorities could take various enforcement actions, including suspending our FDA clearance to market, withdrawal of our EU CE Certificate or halting our manufacturing operations, and our business would suffer.

In the United States, as a manufacturer of a medical device, we are required to demonstrate and maintain compliance with the FDA’s QSR. The QSR covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and distribution of medical devices. The FDA enforces the QSR through periodic inspections and unannounced “for cause” inspections. Outside the United States, our products and operations are also required to comply with national requirements where the product is sold and also standards set by industrial standards bodies, such as the International Organization for Standardization. Foreign regulatory bodies may evaluate our products or the testing that our products undergo against these standards. The specific standards, types of evaluation and scope of review differ among foreign regulatory bodies. Our failure to comply with FDA or foreign regulatory agency requirements, or failure to take satisfactory and prompt corrective action in response to an adverse inspection, could result in enforcement actions, including a warning letter, adverse publicity, a shutdown of or restrictions on our manufacturing operations, a recall or seizure of our products, fines, injunctions, civil or criminal penalties, or other sanctions, any of which could cause our business and operating results to suffer.

We are subject to continuing regulation by the FDA, and failure to comply may materially harm our business.

We are subject to Medical Device Reporting (“MDR”) regulations, which require us to report to the FDA if we become aware of information that reasonably suggests our product may have caused or contributed to a death or serious injury or has malfunctioned and the device or a similar device we market would likely cause or contribute to a death or serious injury if the malfunction were to recur. We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event. If we fail to comply with our medical device reporting obligations, the FDA could issue warning letters or untitled letters, take administrative actions, commence criminal prosecution, impose civil monetary penalties, request or require a product recall, seize our products, or delay the clearance of our future products. We must report corrections and removals to the FDA where the correction or removal was initiated to reduce a risk to health posed by the device or to remedy a violation of the Federal Food, Drug, and Cosmetic Act, or FDCA, caused by the device that may present a risk to health.

Our failure to comply with these or other applicable regulatory requirements could result in enforcement actions by the FDA which may include untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties; customer notifications or repair, replacement or refunds; and criminal prosecution.

Our products are generally subject to regulatory requirements in foreign countries in which we sell those products. We will be required to expend significant resources to obtain regulatory approvals or clearances of our products, and there may be delays and uncertainty in obtaining those approvals or clearances.

In order to sell our products in foreign countries, generally we must obtain regulatory approvals and comply with the regulations of those countries. These regulations, including the requirements for approvals or clearances and the time required for regulatory review, vary from country-to-country.

The EU requires that manufacturers certify compliance of medical devices with Council Directive (93/42/EEC) (“MDD”), as amended, and affix the CE mark before selling such devices in member countries of the EU or European Economic Area (“EEA”). The CE mark is an international symbol of adherence to quality assurance standards and compliance with applicable European medical device directives. In order to obtain the authorization to affix the CE mark to products, a manufacturer must certify that its product complies with the applicable directive, which may include a requirement to obtain certification that its processes and products meet certain European quality standards.

In May 2017, the EU adopted Regulation (EU) 2017/745 (“MDR”), which will repeal and replace the MDD with effect from May 26, 2021. Under transitional provisions, medical devices with notified body certificates issued under the MDD prior to May 26, 2021, may continue to be placed on the market for the remaining validity of the certificate, until May 27, 2024, at the latest as long as there have been no significant changes made to the product. After the expiry of any applicable transitional period, only devices that have been CE marked under the MDR may be placed on the market in the EU (or EEA). The MDR includes increasingly stringent requirements in multiple areas, such as pre-market clinical evidence (some of which are now in effect), review of high-risk devices, labeling and post-market surveillance. Under the MDR, pre-market clinical data will now be required to obtain CE Mark approval for high-risk, new and modified medical devices. We believe these new requirements have the potential to be expensive and time-consuming to implement and maintain.

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Complying with and obtaining regulatory approval in foreign countries, including compliance with the MDR, have caused and will likely continue to cause us to experience more uncertainty, risk, expense and delay in commercializing products in certain foreign jurisdictions, which could have a material adverse impact on our net sales, market share and operating profits from our international operations.

If third-party payers do not provide adequate coverage and reimbursement for INVOcell and the IVC procedure, we may be unable to generate significant revenue.

Our success in marketing and commercializing INVOcell and the IVC procedure may depend in part on whether private health insurers and other payer organizations provide adequate coverage and reimbursement. If physicians or insurers do not find our clinical data compelling or wish to wait for additional studies, they may choose not to use or provide coverage and reimbursement for INVOcell and the IVC procedure. We cannot provide assurance that data we or others may generate in the future will be consistent with that observed in our existing clinical studies, or that our current or future published clinical evidence will be sufficient to obtain adequate coverage and reimbursement for our products. Moreover, if we cannot obtain adequate coverage for and reimbursement of the cost of our products, we cannot provide assurance that patients will be willing to incur the full cost of INVOcell and the IVC procedure.

Third-party payers, whether foreign or domestic, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In addition, in the United States, no uniform policy of coverage and reimbursement for INVOcell and the procedure exists among third-party payers. Therefore, coverage and reimbursement for INVOcell and the IVC procedure may differ significantly from payer to payer. In addition, payers continually review new technologies for possible coverage and can, without notice, deny coverage for these new products and procedures. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of INVOcell and the IVC procedure to each payer separately, with no assurance that coverage and adequate reimbursement will be obtained or maintained if obtained.

Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. In many international markets, a product must be approved for reimbursement before it can be approved for sale in that country. Further, many international markets have government-managed healthcare systems that control reimbursement for new devices and procedures. In most markets, there are private insurance systems as well as government-managed systems. If sufficient and timely coverage and reimbursement is not available for our current or future products, in either the United States or internationally, the demand for our products and our revenues may be adversely affected.

We may be subject to risks related to changes in laws regarding abortion, which can affect how a fertility clinic must treat and handle embryos

In June 2022, the U.S. Supreme Court in Dobbs v. Jackson Women’s Health Organization overturned Roe v. Wade by holding that there is no constitutional right to abortion. This ended federal legalization on abortion, bringing the matter back to individual states to determine. Soon after the decision was handed down, several U.S. states adopted laws that drastically limited the availability of abortion, with a number of other states working on or proposing similar restrictions. While we believe these actions are more targeted toward abortions during pregnancy, certain laws may also impact embryos and how excess embryos are handled or implicate fertility procedures and travel reimbursement programs, which may decrease the demand for, or availability of, certain fertility services. Although President Biden issued executive orders and federal agencies have issued guidance intended to protect access to reproductive healthcare services, the enactment of certain state laws restricting abortion care and other changes in laws, or in interpretation of laws through court decisions, affecting fertility benefits may conflict with, and ultimately limit, the covered benefits offered by a company to its employees and the types of fertility treatment services available at provider clinics. We cannot predict the timing or impact of any future rulemaking, executive orders, court decisions or other changes in the law, or in how such laws, once enacted, would be interpreted and enforced. This may negatively impact fertility clinics and their patients operating in those states with more restrictive laws.

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Risks Related to Our Therapeutics Business and Industry

Our ability to develop proprietary technology platforms and products and our future growth depend on retaining NAYA Therapeutics’ key personnel and recruiting additional qualified personnel.

NAYA Therapeutics is highly dependent on its co-founder, Chairman and Chief Executive Officer, Dr. Daniel Teper, who may terminate his current employment with us at any time. The loss of the services of Dr. Teper could impede the achievement of our therapeutics research, development and commercialization objectives.

Recruiting and retaining other senior executives, qualified scientific and clinical personnel and, if we progress the development of any of our product candidates, commercialization, manufacturing and sales and marketing personnel, will be critical to our success. The loss of the services of NAYA Therapeutics’ key employees could impede the achievement of our research, development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing key employees may be difficult and may take an extended period of time because of the limited number of individuals in NAYA Therapeutics industry with the breadth of skills and experience required to successfully lead, develop, gain regulatory approval of and commercialize our product candidates. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist in formulating our research and development and commercialization strategy. Our consultants and advisors may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we are unable to continue to attract and retain high-quality personnel, our ability to pursue our growth strategy will be limited.

The regulatory processes that will govern the approval of our product candidates are complex and changes in regulatory requirements could result in delays or discontinuation of development or unexpected costs in obtaining regulatory approval.

Because we are developing novel cellular product candidates that are unique biological entities, the regulatory requirements that it will be subject to are not entirely clear. Regulatory requirements governing gene therapy products and cell therapy products have changed frequently and may continue to change in the future. Moreover, there is substantial, and sometimes uncoordinated, overlap in those responsible for regulation of existing gene therapy products and cell therapy products. Although the FDA and comparable foreign authorities decides whether individual therapy protocols may proceed, related review processes and determinations by other reviewing bodies can impede or delay the initiation of a clinical study, even if the FDA or comparable foreign authorities have reviewed the study and approved its initiation. Conversely, the FDA or comparable foreign authorities can place an IND application or equivalent foreign application or part of the application on clinical hold even if such other entities have provided a favorable review. Furthermore, each clinical trial must be reviewed and approved by an independent IRB or EC at or servicing each institution at which a clinical trial will be conducted. In addition, adverse developments in clinical trials of gene or cell therapy products conducted by others may cause the FDA or comparable foreign regulatory authorities to change the requirements for approval of any of our product candidates. Complex regulatory environments exist in other jurisdictions in which we may consider seeking regulatory approvals for our product candidates, further complicating the regulatory landscape.

The various committees and advisory groups involved in regulatory review, and new or revised guidelines that they promulgate from time to time may lengthen the regulatory review process, require us to perform additional studies, increase our therapeutic development costs, lead to changes in regulatory positions and interpretations, delay or prevent approval and commercialization of our product candidates or lead to significant post-approval limitations or restrictions. Because the regulatory landscape for our placental-derived cell product candidates is new, we may face even more cumbersome and complex regulations than those for more traditional pharmaceutical or biological products. Furthermore, even if our product candidates obtain required regulatory approvals, such approvals may later be withdrawn as a result of changes in regulations or the interpretation of regulations by applicable regulatory authorities. Delay or failure to obtain, or unexpected costs in obtaining, the regulatory approval necessary to bring a potential therapeutic to market could decrease our ability to generate sufficient revenue to maintain our therapeutics business.

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We are dependent on the successful clinical development, regulatory approval and subsequent commercialization of our product candidates. If we are not able to obtain required regulatory approvals, we will not be able to commercialize our product candidates and our ability to generate product revenue from therapeutics will be adversely affected.

Our therapeutics business is dependent on our ability to successfully complete development of, obtain regulatory approval for, and, if approved, successfully commercialize our product candidates in a timely manner. We may face unforeseen challenges in its product candidate development strategy, and we can provide no assurances that our product candidate or future clinical trial design will prove to be effective, that we will be able to take advantage of expedited regulatory pathways for any of our product candidates, or that we will ultimately be successful in our future clinical trials. We expect that a substantial portion of our efforts and expenses over the next several years will be devoted to the development of our product candidates, including our lead product candidates, NY—303 and NY-338, in our future clinical trials. Our FLEX-NK™ cell engager antibody platform, including the product candidates derived from our platforms, are in early stages of development and may never be commercialized.

We currently anticipate seeking initial regulatory approvals in the United States and the European Union, but may in the future submit applications for the regulatory approval of one or more of our product candidates to additional foreign regulatory authorities. We have not applied or obtained regulatory approval for any product candidate in the United States or abroad, and it is possible that neither our current product candidates nor any product candidates we may seek to develop in the future will obtain regulatory approval. Neither us nor any of our partners are permitted to market any of our product candidates in the United States or abroad until it receives regulatory approval from FDA or comparable foreign regulatory authorities.

All of our product candidates will require additional clinical and non-clinical development, regulatory review and approval in multiple jurisdictions, substantial investment, access to sufficient commercial manufacturing capacity and significant marketing efforts before they can be successfully commercialized. Prior to obtaining approval to commercialize any product candidate in the United States or abroad, we must demonstrate with substantial evidence from its future well-controlled clinical trials, and to the satisfaction of the FDA or comparable foreign regulatory authorities, that such product candidate is safe and effective for its intended uses. Results from preclinical studies and clinical trials can be interpreted in different ways. Even if we believe that the preclinical or future clinical data for our product candidates are promising, such data may not be sufficient to support approval by the FDA and comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authorities may also require us to conduct additional preclinical studies, assay development or future clinical trials for our product candidates either pre- or post-approval, or it may object to elements of our clinical development program, requiring their alteration. We may also decide to modify clinical protocols or procedures in future clinical trials based on clinical and experimental data.

Of the large number of products in development, only a small percentage successfully complete the FDA or comparable foreign regulatory authorities’ approval processes and are commercialized. The lengthy approval or marketing authorization process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval or marketing authorization to market our product candidates, which could significantly harm our business, financial condition, results of operations and prospects.

Our product candidates could fail to receive regulatory approval from the FDA or a comparable foreign regulatory authority for many reasons, including, among others:

●	disagreement with the design or conduct of any of our future clinical trials;

●	failure to demonstrate to the satisfaction of regulatory agencies that our product candidates are safe and effective, or have a positive benefit/risk profile for our proposed indication;

●	failure of future clinical trials to meet the level of statistical significance required for approval;

●	disagreement with our interpretation of data from preclinical studies or future clinical trials;

●	the insufficiency of data collected from future clinical trials of our product candidates to support the submission and filing of a BLA or equivalent foreign submission or to obtain regulatory approval;

●	failure to obtain approval of our therapeutics manufacturing processes or facilities of third-party manufacturers with whom we contract for clinical and commercial supplies or our own therapeutics manufacturing facility; or

●	changes in the approval policies or regulations that render our preclinical and clinical data insufficient for approval.

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Additionally, any delay in, or termination of, our future clinical trials will delay the submission of a BLA to the FDA or other equivalent applications with other relevant foreign regulatory authorities and, ultimately, our ability to commercialize our product candidates, if approved, and generate product revenue.

Even if we eventually complete clinical testing and receive approval of a BLA, or equivalent foreign marketing application for its product candidates, the FDA or the comparable foreign regulatory authorities may grant approval or other marketing authorization contingent on the performance of costly additional future clinical trials, including post-market clinical trials. The FDA or the comparable foreign regulatory authorities also may approve or authorize marketing a product candidate for a more limited indication or patient population than we originally request, and the FDA or comparable foreign regulatory authorities may not approve or authorize the labeling that we believe is necessary or desirable for the successful commercialization of a product candidate. Any delay in obtaining, or inability to obtain, applicable regulatory approval or other marketing authorization would delay or prevent commercialization of that product candidate and would adversely impact our business and prospects.

Moreover, because all of our product candidates are based on the same FLEX-NK cell engager antibody platform technologies, if any of our product candidates encounter safety or efficacy problems, developmental delays or regulatory issues or other problems, these could impact the development plans for our other product candidates. Our failure to timely complete our future clinical trials, obtain regulatory approval or, if approved, commercialize our product candidates could adversely affect our business, financial condition and results of operations.

Our fully integrated product candidates represent new therapeutic approaches that could result in heightened regulatory scrutiny, delays in clinical development or delays in or our inability to achieve regulatory approval, commercialization, or payor coverage of our product candidates.

Our future success is dependent on the successful development of our product candidates in general and our development product candidates in particular. Because these programs represent a new approach to the treatment of cancer, developing and, if approved, commercializing our product candidates subject us to a number of challenges. Moreover, we cannot be sure that the manufacturing processes used in connection with our product candidates will yield a sufficient supply of satisfactory products that are safe, pure and potent, scalable, or profitable.

Actual or perceived safety issues, including adoption of new therapeutics or novel approaches to treatment, may adversely influence the willingness of subjects to participate in future clinical trials, or if approved by applicable regulatory authorities, of physicians to subscribe to the novel treatment mechanics. The FDA or other comparable foreign regulatory authorities may ask for specific post-market requirements, and additional information informing benefits or risks of our products may emerge at any time prior to or after regulatory approval.

Physicians, hospitals, and third-party payors often are slow to adopt new products, technologies, and treatment practices that require additional upfront costs and training. Physicians may not be willing to undergo training to adopt this novel therapy, may decide the therapy is too complex to adopt without appropriate training or not cost-efficient, and may choose not to administer the therapy. Based on these and other factors, hospitals and payors may decide that the benefits of this new therapy do not or will not outweigh its costs.

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Even if any of our product candidates receive marketing approval, we may fail to achieve market acceptance by physicians, patients, third-party payors or others in the medical community necessary for commercial success.

The use of FLEX-NK™ cell engager antibodies as a potential treatment for cancer is a recent development and may not become broadly accepted by physicians, patients, hospitals, cancer treatment centers and others in the medical community. Therefore, even if any of our product candidates receive marketing approval, we may fail to gain market acceptance by physicians, patients, third-party payors and others in the medical community. If any such product candidate does not achieve an adequate level of acceptance, we may not generate significant product revenue and may not become profitable. The degree of market acceptance of any product candidate, if approved for commercial sale, will depend on a number of factors, including but not limited to:

●	physicians, hospitals, cancer treatment centers and patients considering our product candidates as a safe and effective treatment;

●	the cost, efficacy, safety profile, convenience, ease of administration and other potential advantages compared to alternative treatments and therapies;

●	the willingness of patients to pay out-of-pocket in the absence of coverage and adequate reimbursement by third-party payors and government authorities;

●	product labeling or product insert requirements of the FDA or other comparable foreign regulatory authorities and any limitations or warning contained in the labeling approved by the FDA or comparable foreign regulatory authorities;

●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

●	the strength of our relationships with patient communities;

●	the availability of third-party coverage and adequate reimbursement;

●	the prevalence and severity of any side effects;

●	the timing of market introduction of our product candidates as well as competitive products;

●	relative convenience and ease of administration, including as compared to alternative treatments and competitive therapies; and

●	the effectiveness of our sales and marketing efforts.

Our efforts to educate physicians, patients, third-party payors and others in the medical community on the benefits of our product candidates may require significant resources and may never be successful. Such efforts may require more resources than are typically required due to the complexity and uniqueness of our product candidates.

Furthermore, the attention to different types of prospective treatments and proposed cures for cancers has historically varied. In recent years, various forms of oncological immunotherapy have been prominent areas for academic and clinical advancement. While FLEX-NK cell engager antibodies have not yet received prominent negative attention from the mainstream media or the scientific press, it is possible that it could, and it is possible that if immunotherapy generally falls out of favor with these key constituencies, whether due to the failure of one or more competitive products or technologies or otherwise, our business, including our ability to conduct future clinical trials and to raise capital, may in turn suffer.

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If our product candidates are approved but fail to achieve market acceptance among physicians, patients, hospitals, cancer treatment centers or others in the medical community, we will not be able to generate significant therapeutics revenue. Even if our cell therapies achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our therapeutics, are more cost effective or render our therapeutics obsolete.

Even if we obtain and maintain approval for our product candidates from the FDA, we may never obtain approval outside the United States, which would limit our market opportunities.

Approval of a product candidate in the United States by the FDA does not ensure approval of such product candidate by regulatory authorities in other countries or jurisdictions, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. Sales of our product candidates outside the United States will be subject to foreign regulatory requirements governing clinical trials and marketing approval. Even if the FDA grants marketing approval for a product candidate, comparable foreign regulatory authorities also must approve the manufacturing and marketing of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and more onerous than, those in the United States, including additional preclinical studies or clinical trials. In many countries outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that country. In some cases, the price that we intend to charge for any product candidates, if approved, is also subject to approval. Obtaining approval for our product candidates in the European Union from the European Commission following the opinion of the EMA, if we choose to submit a marketing authorization application there, would be a lengthy and expensive process. Even if a product candidate is approved, the European Commission may limit the indications for which the product may be marketed, require extensive warnings on the labeling or require expensive and time-consuming additional clinical trials or reporting as conditions of approval. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our product candidates in certain countries. We expect the product candidates we develop will be regulated as biologics, and therefore they may be subject to competition sooner than anticipated.

The Biologics Price Competition and Innovation Act of 2009 (“BPCIA”) was enacted as part of the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (“ACA”) to establish an abbreviated pathway for the approval of biosimilar and interchangeable biological products. The regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” based on its similarity to an approved biologic. Under the BPCIA, an application for a biosimilar product cannot be approved by the FDA until 12 years after the reference product was approved under a BLA. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty. While it is uncertain when processes intended to implement BPCIA may be fully adopted by the FDA, any of these processes could have a material adverse effect on the future commercial prospects for our biological products.

We believes that any of the product candidates we develop that are approved in the United States as a biological product under a BLA should qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider the subject product candidates to be reference products for competing products, potentially creating the opportunity for generic competition sooner than anticipated. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of the reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing.

The European Union also provides opportunities for market and data exclusivity. In particular, products containing a New Active Substance (“NAS”) (such as a chemical, biological or radiopharmaceutical substance not previously authorized as a medicinal product in the European Union), which have been granted a marketing authorization receive eight years of data exclusivity and an additional two years of market exclusivity. If granted, the data exclusivity period prevents applicants for approval of a biosimilar product from referencing the innovator’s preclinical and clinical trial data contained in the dossier of the reference product in the European Union during a period of eight years from the date on which the reference product was first authorized in the European Union. During the additional two year period of market exclusivity, while an application for marketing authorization of a biosimilar can be submitted, and the innovator’s data referenced no biosimilar product can be marketed until the expiration of the market exclusivity period. The overall 10 year market exclusivity period can be extended to a maximum of eleven years if, during the first eight years of those 10 years, the marketing authorization holder for the innovative product obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies.

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We believe that any of the product candidates we develop that are approved in the European Union as a biological product should also qualify for the eight years of data exclusivity and 10 years of market exclusivity. However, a biosimilar, once approved, may be substituted for its reference product. The implications of such substitution varies between EU Member States and can, in some Member States, include obligatory substitution in some circumstance. In addition, the approval of a biologic product biosimilar to one of our products could have a material adverse impact on our business as it may be significantly less costly to bring to market and may be priced significantly lower than our products.

Our product candidates are in early stages of development, and therefore will require extensive additional preclinical and clinical testing. Success in preclinical studies or early-stage clinical trials may not be indicative of results in future clinical trials and we cannot assure you that any ongoing, planned or future clinical trials will lead to results sufficient for the necessary regulatory approvals.

Because our product candidates are in early stages of development, they will require extensive preclinical and clinical testing. NY-303 and NY-338 are our only product candidates that have completed preclinical trials. Success in preclinical testing and early-stage clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate. Preclinical studies are primarily designed to test safety and biological activity. Phase 1/2 oncology clinical trials to study pharmacokinetics and pharmacodynamics and help to understand the preliminary efficacy and side effects of product candidates at various doses and schedules. Success in preclinical studies and early-stage clinical trials does not ensure that later efficacy trials will be successful, nor does it predict final results. Our product candidates may fail to show the desired safety and efficacy in clinical development despite positive results in preclinical studies or even if they successfully advance through early-stage clinical trials.

Further, our novel approaches to address solid and hematological tumors through multispecific antibodies are unproven and as such, the cost and time needed to develop our product candidates is difficult to predict and our efforts may not be successful. If we do not observe favorable results in clinical trials of our product candidates, we may decide to delay or abandon clinical development of such product candidate. Any such delay or abandonment could harm our business, financial condition, results of operations and prospects.

In addition, the design of a clinical trial can determine whether our results will support approval of a product, and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced. As an organization, we have limited experience designing clinical trials and may be unable to design and execute a clinical trial to support regulatory approval. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks, including failure in late-stage clinical trials even after achieving promising results in preclinical testing and earlier clinical trials. Data obtained from preclinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval.

Further, we cannot predict with any certainty if or when it might submit a Biologics License Application, (“BLA”), or comparable foreign application, for regulatory approval for any of our product candidates or whether any such BLA or comparable foreign application will be accepted for review by the Food and Drug Administration (“FDA”), or comparable foreign authority or whether any BLA or comparable foreign application will be approved upon review. Even if our future clinical trials are completed as planned, it cannot be certain that their results will support the proposed indications. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and preclinical testing. Our future clinical trial process may fail to demonstrate that our product candidates are safe and effective for their proposed uses. This failure could cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay and possibly preclude the filing of any BLAs or comparable foreign application with the FDA and, ultimately, our ability to commercialize our product candidates and generate therapeutic product revenues.

Our approach to the development of product candidates based on our FLEX-NK™ cell engager antibody platform is unproven, and we do not know whether we will be able to develop any products of commercial value, or if competing technological approaches will limit the commercial value of our product candidates or render our platforms obsolete.

We believe that our product candidates represent a novel approach to immune-oncology, and we have concentrated significant research and development efforts to date developing our FLEX-NK™ cell engager antibody platform technology. The product candidates derived from our technologies, including NY-303 and NY-338, have not been extensively tested over any significant period of time. We have not yet succeeded and may never succeed in demonstrating efficacy and safety for any of our product candidates in clinical trials or in obtaining marketing approval therefor.

For example, FLEX-NK cell engager antibody platform technologies are a novel field of development and are subject to particular risks that are difficult to quantify~~,~~ which could ultimately affect safety, efficacy and our ability to produce product in a reliable and consistent manner. As such, we may be faced with unforeseen delays and setbacks, in addition to the other foreseeable risks and uncertainties associated with developing immune cell therapies.

Any delay or difficulties in the manufacturing and/or clinical supply of NY-303 and NY-338, or any of our other current or future product candidates would adversely affect our therapeutics business and operations.

Advancing product candidates utilizing such novel approaches to immunotherapy creates significant challenges for us, including, among others:

●	manufacturing our product candidate to our specifications and in a timely manner to support our future clinical trials, and, if approved, commercialization;

●	sourcing clinical and, if approved, commercial supplies for the raw materials used to manufacture our product candidates;

●	enrolling sufficient numbers of patients in future clinical trials;

●	understanding and addressing variability in demand for manufacturing and our impact on capacity utilization of available infrastructure and costs;

●	submitting applications for and obtaining regulatory approval, as the FDA and other regulatory authorities including comparable foreign authorities have limited experience with commercial development of immunotherapies for cancer and viral associated infectious diseases; and

●	establishing sales and marketing capabilities, as well as developing a manufacturing process and distribution network to support the commercialization of any approved products.

We must be able to overcome these challenges in order for it to successfully develop, commercialize and manufacture its product candidates utilizing its novel approaches to address solid and hematological tumors.

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Clinical product candidate development involves a lengthy and expensive process and involve uncertain outcomes. We may incur additional costs and encounter substantial delays or difficulties in our therapeutics clinical trials.

We may not commercialize, market, promote or sell any product candidate without obtaining marketing approval from the FDA or other comparable foreign regulatory authority, and it may never receive such approvals. It is impossible to predict when or if any of our product candidates will prove effective or safe in humans and will receive regulatory approval. Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, it must complete preclinical development and then conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidates in humans. Clinical testing is expensive, is difficult to design and implement, can take many years to complete and is uncertain as to outcome.

A failure of one or more clinical trials can occur at any stage of testing. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products. Additionally, preclinical trials for our product candidates involve studying a relatively small patient population, which makes it difficult to predict whether the favorable results observed in such clinical trial will be repeated in larger and more advanced clinical trials.

We may experience numerous unforeseen events prior to, during, or as a result of, clinical trials that could delay or prevent its ability to receive marketing approval or commercialize its product candidates, including, but not limited to the following:

●	delays in reaching a consensus with regulatory authorities on the design, location or implementation of our clinical trials;

●	delays or setbacks in patient enrollment;

●	clinical trials of our product candidates may produce negative or inconclusive results;

●	the number of patients required for clinical trials for our product candidates may be larger than it anticipates, enrollment in these clinical trials may be slower than it anticipate or may be lower than it anticipates due to challenges in recruiting and enrolling suitable patients that meet the study criteria, participants may drop out of these clinical trials at a higher rate than we anticipate or the duration of these clinical trials may be longer than it anticipates;

●	imposition of a clinical hold by regulatory authorities as a result of, among other reasons, a serious adverse event, a failure in the chemistry manufacturing and controls requirements, or a failed inspection of our clinical trial operations, trial sites or manufacturing facilities;

●	occurrence of serious adverse events associated with the product candidate that are viewed to outweigh its potential benefits; and

●	need to conduct additional clinical trials or abandon product development programs.

Any inability to successfully complete preclinical and commence and complete clinical development could result in additional costs or impair its ability to generate revenue from future product sales or other sources. In addition, if we make manufacturing or formulation changes to its product candidates, we may need to conduct additional testing to bridge our modified product candidate to earlier versions. Clinical trial delays could also shorten any periods during which we may have the exclusive right to commercialize its product candidates, if approved, or allow our competitors to bring competing products to market before it does, which could impair our ability to successfully commercialize our product candidates.

In addition, the clinical trial requirements of the FDA and other foreign regulatory authorities and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty, and intended use and market of the potential products. The regulatory approval process for product candidates such as ours can be more expensive and take longer than for other, better known, or more extensively studied pharmaceutical or other product candidates. Regulatory agencies administering existing or future regulations or legislation may not allow production and marketing of products utilizing gene regulation technology in a timely manner or under technically or commercially feasible conditions. Regulatory action or private litigation could result in expenses, delays or other impediments to our research programs or the future commercialization of resulting products.

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Further, if the results of our future clinical trials are inconclusive or if there are safety concerns or serious adverse events associated with our product candidates, it may be delayed in obtaining marketing approval, or not obtain marketing approval at all, obtain approval with labeling that includes significant use or distribution restrictions or safety warnings, and/or have regulatory authorities withdraw or suspend their approval or impose restrictions on distribution in the form of a modified risk evaluation and mitigation strategy (“REMS”) or equivalent steps imposed by foreign authorities among other results. We could also encounter delays if physicians encounter unresolved ethical issues associated with enrolling patients in our future clinical trials of its product candidates in lieu of prescribing existing treatments that have established safety and efficacy profiles.

Additionally, the FDA or comparable foreign authority or an independent institutional review board (“IRB”) or Ethics Committee (“EC”) may also suspend our future clinical trials at any time if it appears that we or our collaborators are failing to conduct a trial in accordance with regulatory requirements, including the FDA’s Good Clinical Practice (“GCP”) regulations, or equivalent foreign rules that it is exposing participants to unacceptable health risks, or if the FDA or comparable foreign authority finds deficiencies in our investigational new drug (“IND”) applications or the conduct of these trials. Therefore, we cannot predict with any certainty the schedule for commencement and completion of future clinical trials. If we experience delays in the commencement or completion of our future clinical trials, or if we terminate a clinical trial prior to completion, the commercial prospects of our product candidates could be negatively impacted, and our ability to generate revenues from our product candidates may be delayed.

If we encounter difficulties in enrolling patients in our future clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

The timely completion of our future clinical trials in part depends on patient enrollment, and as such identifying and qualifying patients to participate in our future clinical trials is critical to our success in therapeutics. We may encounter difficulties in enrolling a sufficient number of eligible patients to participate in its future clinical trials, thereby delaying or preventing development and approval of our product candidates. Even once enrolled, we may be unable to retain a sufficient number of patients to complete any of its trials. There are limited patient pools from which to draw in order to complete our future clinical trials in a timely and cost-effective manner. If any such patient enrolled in our future Phase 1 trials has to drop out due to pre-existing health issues or due to a serious adverse effect, or otherwise dies, and we are not able to recruit additional patients in a timely manner, or at all, our clinical trials could be delayed or otherwise halted. As such, despite diligent planning of our clinical trials and analysis of their feasibility regarding patient recruitment, it may experience difficulties, delays or inability in patient enrollment in our clinical trials for a variety of reasons, including:

●	the size and nature of the patient population;

●	the severity and incidence of the disease under investigation;

●	the design of the trial and the complexity for patients and clinical sites;

●	the general health condition of the patient and their immune broadly;

●	the risk that patients’ general health conditions do not allow the conduct of study/screening procedures (such as leukapheresis), the manufacture of therapeutic product or application of the appropriate standard-of-care treatment or application of the Stupp regimen;

●	the ability to consistently manufacture FLEX-NK™ engager product candidates in sufficient quantities at sufficient activity and/or transduction efficiency to provide a suitable therapeutic dose of FLEX-NK cell engager antibodies;

●	competing clinical trials for similar therapies, other new therapeutics, new combination treatments, new medicinal products;

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●	clinicians’ and patients’ perceptions as to the potential advantages and side effects of the product candidate being studied in relation to other available therapies, including any new drugs or treatments that may be approved or become standard of care for the indications we are investigating;

●	the ability to obtain and maintain patient consents due to various reasons;

●	the risk that enrolled subjects will drop out, develop complications or die before completion of the trial;

●	the ability to develop and provide appropriate screening, product characterization and release assays;

●	patients failing to complete a clinical trial or returning for post-treatment follow-up;

●	our ability to manufacture the requisite materials for a patient and clinical trial; and

●	inability of clinical sites to enroll patients as health care capacities are required to cope with natural disasters, epidemics or other health system emergencies.

Our efforts to build relationships with patient communities may not succeed, which could result in delays in patient enrollment in our clinical trials. Any negative results we may report in clinical trials of our product candidates may make it difficult or impossible to recruit and retain patients in other clinical trials of that same product candidate. Delays or failures in planned patient enrollment or retention may result in increased costs, program delays or both, which could have a harmful effect on our ability to develop its product candidates or could render further development impossible. In addition, we may rely on clinical research organizations (“CROs”) and clinical trial sites to ensure proper and timely conduct of our future clinical trials and, while it intends to enter into agreements governing their services, we will be limited in its ability to ensure their actual performance.

We may not be able to file Investigational New Drug Applications to commence future clinical trials on the timelines it expects, and even if it is able to, the FDA or comparable foreign authority may not permit us to proceed.

We expect our pipeline to lead to multiple investigational new drug applications (“INDs”), starting in 2025. We cannot be sure that submission of an IND will result in the FDA or comparable foreign authority allowing testing and clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate such clinical trials. The manufacturing of our product candidates remains an emerging and evolving field. Accordingly, we expect that chemistry, manufacturing and control related topics, including product specifications, will be a focus of IND reviews, which may delay the clearance of INDs or equivalent foreign applications. Additionally, even if such regulatory authorities agree with the design and implementation of the clinical trials set forth in an IND, or equivalent foreign applications or clinical trial application, we cannot guarantee that such regulatory authorities will not change their requirements in the future.

Our product candidates may cause serious adverse events or undesirable side effects or have other properties that may delay or prevent regulatory approval, cause us to suspend or discontinue clinical trials, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

During the conduct of clinical trials, patients report changes in their health, including illnesses, injuries and discomforts, to their doctor. Often, it is not possible to determine whether or not the product candidate being studied caused these conditions. Regulatory authorities may draw different conclusions or require additional testing to confirm these determinations, if they occur. Many times, side effects are only detectable after investigational drugs are tested in large-scale pivotal trials or, in some cases, after they are made available to patients on a commercial scale after approval. If additional clinical experience indicates that any of our product candidates have side effects or cause serious or life-threatening side effects, the development of the product candidate may fail or be delayed, or, if the product candidate has received regulatory approval, such approval may be revoked, which would harm our business, prospects, operating results and financial condition.

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Undesirable side effects caused by our product candidates, delivery methods or dosage levels could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign regulatory authority. As a result of safety or toxicity issues that we may experience in its clinical trials, we may be placed on clinical hold and not receive approval to market any product candidates, which could prevent it from ever generating revenues or achieving profitability. Results of our trials could reveal an unacceptably high severity and incidence of side effects, or side effects outweighing the benefits of our product candidates. In such an event, our studies could be delayed, suspended or terminated and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny approval of our product candidates for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims.

As we start developing its lead product candidates and anticipate initiating clinical trials of our additional product candidates, serious adverse events, (“SAEs”), undesirable or potentially fatal side effects, cytokine release syndrome, viral or bacterial infections, relapse of disease or unexpected characteristics may emerge causing it to abandon these product candidates or limit their development to more narrow uses or subpopulations in which the SAEs or undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective or in which efficacy is more pronounced or durable. Treatment-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. In addition, these side effects may not be appropriately recognized or managed by the treating medical staff, and inadequate training in recognizing or managing the potential side effects of our product candidates could result in patient injury or death. Should we observe SAEs in its clinical trials or identify undesirable side effects or other unexpected findings, our trials could be delayed or even terminated and our development programs may be halted entirely.

Additionally, if any of our product candidates receive regulatory approval, and we or others later identify undesirable side effects caused by such product, a number of potentially significant negative consequences could result. The product could face a recall or withdrawal from the market, the FDA could also issue a safety alert about the product or require us to adopt a REMS to ensure that the benefits of treatment with such product candidate outweigh the risks for each potential patient, which may include, among other things, a communication plan to health care practitioners, patient education, extensive patient monitoring or distribution systems and processes that are highly controlled, restrictive and more costly than what is typical for the industry. Our collaborators may also be required to adopt a REMS or engage in similar actions, such as patient education, certification of health care professionals or specific monitoring, if we or others later identify undesirable side effects caused by any product that we develop alone or with collaborators.

Any of these events could diminish the usage or otherwise limit the commercial success of our product candidates and prevent it from achieving or maintaining market acceptance of the affected product candidate, if approved by applicable regulatory authorities.

Interim, “top-line” and preliminary data from our clinical trials that it announces or publishes from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publish interim, “top-line” or preliminary data from its clinical trials. Interim, “top-line” or preliminary data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data becomes available. Interim, “top-line” and preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, interim, “top-line,” and preliminary data should be viewed with caution until the final data are available. Differences between interim, “top-line” and preliminary data and final data could significantly harm our business prospects and may cause the trading price of our common stock to fluctuate significantly.

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Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the future approvability or commercialization of the particular product candidate or product and our business in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product candidate or our business. If the interim, “top-line,” or preliminary data that we report differs from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for and commercialize our product candidates, our business, operating results, prospects or financial condition may be harmed.

We face significant competition from other biotechnology and pharmaceutical companies, which may result in others discovering, developing, or commercializing products before or more successfully than we do.

The clinical and commercial landscape in the indications we are targeting, as well as the field of immune-oncology, is highly competitive. We may face potential competition with respect to its current product candidates and may face competition with respect to any other product candidates that it may seek to develop or commercialize in the future from pharmaceutical and biotechnology companies, academic institutions, government agencies and other public and private research institutions.

Many of our current or potential competitors have greater financial and other resources, larger research and development staffs, and more experienced capabilities in researching, developing and testing products than we do. Many of these companies also have more experience in conducting clinical trials, obtaining FDA and other equivalent foreign regulatory approvals, and manufacturing, marketing and distributing therapeutic products. Smaller or clinical-stage companies like us may successfully compete by establishing collaborative relationships with larger pharmaceutical companies or academic institutions. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient, or are less expensive than any products that we may develop. Furthermore, currently approved products could be discovered to have application for treatment of cancer and other diseases, which could give such products significant regulatory and market timing advantages over any of our product candidates. In addition, large pharmaceutical companies or other companies with greater resources or experience than we may choose to forgo therapy opportunities that would have otherwise been complementary to our product development and collaboration plans. Our competitors may succeed in developing, obtaining patent protection for, or commercializing their products more rapidly than us, which could result in our competitors establishing a strong market position before we are able to enter the market. A competing company developing or acquiring rights to a more effective therapeutic product for the same diseases targeted by us, or one that offers significantly lower costs of treatment could render our products noncompetitive or obsolete. We may not be successful in marketing any product candidates it may develop against competitors.

We face substantial competition from multiple sources, including large and specialty pharmaceutical, biopharmaceutical and biotechnology companies, academic research institutions and governmental agencies and public and private research institutions.

Our competitors compete with it on the level of the technologies employed, or on the level of development of product candidates. In addition, many small biotechnology companies have formed collaborations with large, established companies to (i) obtain support for their research, development and commercialization of products or (ii) combine several treatment approaches to develop longer lasting or more efficacious treatments that may potentially directly compete with our current or future product candidates. We anticipate that we will continue to face increasing competition as new therapies and combinations thereof, technologies, and data emerge within the field of immunotherapy and, furthermore, within the treatment of cancers.

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We intend to study our product candidates in patient populations with significant comorbidities, and these patients may also receive treatment with cytotoxic lymphodepletion agents and other immunotherapies, and/or other treatments, and/or other treatments that may result in deaths or serious adverse or unacceptable side effects and require us to abandon or limit our clinical development activities.

Patients treated with our product candidates in clinical trials may also receive treatment with cytotoxic lymphodepletion agents and other immunotherapies and/or other treatments, and may therefore experience side effects or adverse events, including death, that are unrelated to our product candidates. While these side effects or adverse events may be unrelated to our product candidates, they may still affect the success of our clinical studies. The inclusion of critically ill patients in our clinical studies may result in deaths or other adverse medical events due to underlying disease or to other therapies or medications that such patients may receive. Any of these events could prevent us from advancing its product candidates through clinical development, and from obtaining regulatory approval, and would impair our ability to commercialize its product candidates. Any inability to advance our existing product candidates or any other product candidate through clinical development may have a material adverse effect on our business.

We may not identify or discover other product candidates and may fail to capitalize on programs or product candidates that may present a greater commercial opportunity or for which there is a greater likelihood of success.

Our efforts to identify and develop additional product candidates will require substantial technical, financial and human resources, whether or not any product candidates are ultimately identified. We may also broaden the reach of our FLEX-NK™ cell engager antibody platform by selectively in-licensing technologies or product candidates. Alternately, our efforts may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development, approved products or commercial revenues for many reasons, including the following:

●	the methodology used may not be successful in identifying potential product candidates;

●	competitors may develop alternatives that render any product candidates it develops obsolete;

●	any product candidates it develops may be covered by third parties’ patents or other exclusive rights;

●	a product candidate may demonstrate harmful side effects or other characteristics that indicate it is unlikely to be effective or otherwise does not meet applicable regulatory criteria;

●	a product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and

●	a product candidate may not be accepted as safe and effective by physicians, patients, the medical community or third-party payors.

We have limited financial and management resources and, as a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater market potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products, including attractive or profitable market opportunities. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in circumstances under which it would have been more advantageous for it to retain sole development and commercialization rights to such product candidate. In addition, we may not be successful in replicating our approach to product candidate development for other disease indications. If we are unsuccessful in identifying and developing additional product candidates or are unable to do so, our business may be harmed.

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If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

We face an inherent risk of product liability as a result of the future clinical testing of our product candidates and will face an even greater risk if it commercializes any products. For example, we may be sued if our product candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing, or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend itself against product liability claims, it may incur substantial liabilities or be required to limit commercialization of its product candidates. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in one or more of the following:

●	decreased demand for our product candidates;

●	injury to our reputation;

●	withdrawal of clinical trial participants;

●	initiation of investigations by regulators;

●	costs to defend the related litigation;

●	a diversion of management’s time and our resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	loss of revenue;

●	exhaustion of any available insurance and our capital resources; and

●	the inability to commercialize any product candidate.

Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products it develops, alone or with corporate collaborators. Our insurance policies may also have various exclusions, and we may be subject to a product liability claim for which it has no coverage. Assuming we obtain clinical trial insurance for our clinical trials, we may have to pay amounts awarded by a court or negotiated in a settlement that exceeds our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Even if our agreements with any future corporate collaborators entitle it to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

Risks Related to Our Therapeutics Manufacturing

The manufacturing of our product candidates will be very complex. We are subject to a multitude of manufacturing risks, any of which could substantially increase our costs, delay our programs or limit supply of our product candidates.

Historically, engineered antibodies have been particularly difficult to manufacture and Contract Manufacturing Organizations, (“CMOs”), and we have limited experience in the manufacturing of bispecific antibodies to selectively activate NK cells. The process of manufacturing our product candidates is extremely susceptible to product loss due to contamination, equipment failure or improper installation or operation of equipment, vendor or operator error, contamination and inconsistency in yields, variability in product characteristics and difficulties in scaling the production process. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects and other supply disruptions. If microbial, viral or other contaminations are discovered in our product candidates or in the manufacturing facilities in which our product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination in accordance with current good manufacturing practice (“cGMP”).

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Any adverse developments affecting manufacturing operations for our product candidates, if any are approved, may result in shipment delays, inventory shortages, lot failures, product withdrawals or recalls, or other interruptions in the supply of our products. We may also have to take inventory write-offs and incur other charges and expenses for products that fail to meet specifications, undertake costly remediation efforts or seek more costly manufacturing alternatives. Furthermore, it is too early to estimate our cost of goods sold. The actual cost to manufacture our product candidates could be greater than we expect because it is early in our development efforts.

We depend on strategic partnerships and collaboration arrangements for the development of our FLEX-NK™ bispecific antibody platform, including Yissum for NKp46 antibodies, INSERM for CD38 antibodies, NCI for GPC3 antibodies, and CytoLynx Therapeutics for development and commercialization in Greater China, and if these arrangements are unsuccessful, this could result in delays and other obstacles in the development, manufacture or commercialization of any of our product candidates.

Our strategy for fully developing and commercializing our therapeutic candidates is dependent upon maintaining our current arrangements and establishing new arrangements with research collaborators, corporate collaborators and other third parties. We currently have corporate and academic collaboration agreements with a number of counterparties including INSERM, NCI, Yissum and CytoLynx Therapeutics. These corporate collaboration agreements provide for, among other things, our need to pay for research funding and significant future payments should certain development, regulatory and commercial milestones be achieved. Under certain of these arrangements, our corporate collaborators are responsible for:

●	electing to advance product candidates through preclinical and into clinical development;

●	conducting clinical development and obtaining required regulatory approvals for product candidates; and

●	commercializing any resulting products.

As a result, we may not be able to conduct these corporate collaborations in the manner or on the time schedule it currently contemplates, which may negatively impact our therapeutics business operations.

This lack of control over the research funding for, and the development and commercialization of, certain of our product candidates could cause delays or other difficulties in the development and commercialization of our product candidates, which may prevent completion of research and development activities and intended regulatory filings in a timely fashion, if at all. Because we expect to continue to rely on our current corporate collaborators and to enter into new collaborations in the future, the development and commercialization of any of our product candidates could be substantially delayed, and our ability to receive future funding could be substantially impaired if one or more of our current or future collaborators:

●	shifts our priorities and resources away from our collaborations due to a change in business strategies, or a merger, acquisition, sale or downsizing of our company or business unit;

●	ceases development in therapeutic areas which are the subject of our collaboration;

●	fails to select a product candidate for advancement into preclinical development, clinical development, or subsequent clinical development into a marketed product;

●	changes the success criteria for a particular product candidate, thereby delaying or ceasing development of such product candidate;

●	significantly delays the initiation or conduct of certain activities which could delay our receipt of milestone payments tied to such activities, thereby impacting our ability to fund our own activities;

●	develops a product candidate that competes, either directly or indirectly, with our product candidates;

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●	does not obtain the requisite regulatory approval of a product candidate;

●	does not successfully commercialize a product candidate;

●	encounters regulatory, resource or quality issues and are unable to meet demand requirements;

●	exercises its rights under the agreement to terminate the collaboration, or otherwise withdraws support for, or otherwise impairs development under the collaboration;

●	disagrees on the research, development or commercialization of a product candidate resulting in a delay in milestones, royalty payments or termination of such product candidate; and

●	uses our proprietary information or intellectual property in such a way as to jeopardize our rights in such property.

In addition, the termination of any future strategic partnership or collaboration arrangement may prevent us from receiving any milestone, royalty payment, sharing of profits, and other benefits under such agreement and prevent us from being able to advance our therapeutic products toward commercialization. Furthermore, disagreements with these parties could require or result in litigation or arbitration, which would be time-consuming and expensive. Any of these events could have a material adverse effect on our ability to develop and commercialize any of our therapeutic product candidates and may adversely impact our business, prospects, financial condition, and results of operations.

We rely upon third parties to conduct certain research and development activities and assist us with our preclinical trials and future clinical trials and commercial sale, if approved, of our product candidates. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, it may not be able to timely develop, manufacture, obtain regulatory approval for or commercialize our product candidates.

We utilize independent investigators and collaborators, such as universities, medical institutions, CROs and strategic partners to conduct certain research and future clinical trials as required under our partnership and collaboration agreements. We must negotiate budgets and contracts with CROs and study sites, which may result in delays to our development timelines and increased costs. We will rely on these third parties over the course of our future clinical trials, and we only controls certain aspects of their activities. If we or any of these third parties fail to comply with applicable GCP regulations, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that, upon inspection, such regulatory authorities will determine that any of our clinical trials comply with the GCP regulations. In addition, our clinical trials must be conducted with biologic product produced under cGMPs and will require many test patients. Our failure or any failure by these third parties to comply with these regulations or to recruit enough patients may require it to repeat clinical trials, which would delay the regulatory approval process. Moreover, our business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Any third parties conducting our clinical trials are not and will not be our employees and, except for remedies available to us under our agreements with such third parties, we cannot control whether or not they devote sufficient time and resources to our ongoing preclinical, clinical and nonclinical programs. These third parties may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical studies or other drug development activities, which could affect their performance. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to complete development of, obtain regulatory approval of or successfully commercialize our product candidates. As a result, our commercial prospects for our product candidates could be harmed, our costs could increase and our ability to generate therapeutics revenue could be delayed.

If any of our relationships with trial sites, or any CRO that it may use in the future, terminates, we may not be able to enter into arrangements with alternative trial sites or CROs or do so on commercially reasonable terms. Switching or adding third parties to conduct our clinical trials involves substantial cost and requires extensive management time and focus. In addition, there is a natural transition period when a new third party commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines.

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A disruption to our internal or third-party manufacturing operations, or our third-party suppliers’ or manufacturers’ inability to manufacture sufficient quantities of our antibody and cell product candidates at acceptable quality levels or costs, or at all, could materially and adversely affect our business

We work with several third-party manufacturers and suppliers for the production of our antibody and cell product candidates. We have a long-term relationship with STC Biologics for the manufacturing of our NY-303 and NY-338 products.

Developing manufacturing processes to support clinical trial and commercialization requirements is a difficult and uncertain task, and there are risks associated with scaling to the level required for clinical trials or commercialization, including, among others, cost overruns, potential problems with process scale-out, process reproducibility, stability and purity issues, lot consistency, and timely availability of acceptable reagents and raw materials. If we are unable to scale to the level required for the conduct of clinical trials or commercialization, it may not be able to produce our antibody product candidates in a sufficient quantity to conduct ongoing and planned clinical trials, or to meet demand if any antibody product candidates are approved for commercialization.

We will be dependent and expect to continue to be substantially dependent on our third-party manufacturing facility, STC Biologics, for the production of our antibody product candidates, and we rely, and expect to continue to rely, on other future third parties for the manufacture of certain components and also to manufacture our antibody product candidates, when needed for use in conducting clinical trials. The third-party facilities used to manufacture our antibody and cell product candidates, must be evaluated by the FDA or other foreign regulatory agencies pursuant to inspections that will be conducted after it submits an application to the FDA or other comparable foreign regulatory authorities. If the FDA or a comparable foreign regulatory authority finds deficiencies with, takes enforcement actions against, or does not approve these facilities for the manufacture of our antibody product candidates or if it later finds deficiencies, take enforcement actions, or withdraw any such approval in the future, it may not be able to locate additional or replacement facilities to produce such antibody product candidates or materials in a timely manner and on commercially reasonable terms, or at all. This would significantly impact our ability to develop, obtain regulatory approval for or market our antibody product candidates, if approved, and could considerably delay completion of our clinical trials, product testing and potential regulatory approval of our antibody product candidates. We have not yet caused any antibody product candidates to be manufactured or processed on a commercial scale and may not be able to do so. We intend to make changes as we work to optimize the therapeutics manufacturing process, and we cannot be sure that even minor changes in the process will result in products that are capable or safe and effective.

Because we rely on third parties for the manufacture of certain components and the antibody product candidates themselves, we are required to transfer certain manufacturing process know-how and certain intermediates to third parties, including larger-scale facilities operated by a CMO or by us, to facilitate manufacture of our antibody product candidates for clinical trials and commercialization. Transferring manufacturing testing and processes and know-how is complex and involves review and incorporation of both documented and undocumented processes that may have evolved over time. In addition, transferring production to different facilities may require utilization of new or different processes to meet the specific requirements of a given facility. We and any CMOs or third parties that we engage for manufacturing its antibody product candidates will need to conduct significant development work to transfer these processes and manufacture each of our antibody product candidates for clinical trials and commercialization. In addition, we may be required to demonstrate the comparability of material generated by any CMO or third parties that we engage for manufacturing our antibody product candidates with material previously produced and used in testing. Any inability to manufacture comparable drug product by us or its CMOs could delay the continued development of our antibody product candidates.

Furthermore, certain of the components currently used in manufacturing the antibody product candidates are research-grade only, and it may encounter problems obtaining or achieving adequate quantities and quality of clinical grade materials that meet FDA, the European Medicines Agency (“EMA”), European Union Member State competent authorities’ or other applicable standards or specifications with consistent and acceptable production yields and costs. In addition, if contaminants are discovered in our supply of antibody product candidates or in our manufacturing facilities or those of our third-party suppliers and manufacturers, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination. Any such events could delay or prevent our ability to obtain regulatory approval for or commercialize our antibody product candidates, which could adversely affect our business, prospects, financial condition and results of operations.

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Further, our reliance on third-party manufacturers entails risks it would not be subject to if it manufactured antibody product candidates, including:

●	inability to meet our product specifications and quality requirements consistently;

●	delay or inability to procure or expand sufficient manufacturing capacity;

●	issues related to scale-up of manufacturing;

●	costs and validation of new equipment and facilities required for scale-up;

●	our third-party manufacturers may not be able to execute our manufacturing procedures and other logistical support requirements appropriately;

●	our third-party manufacturers may fail to comply with cGMP requirements and other inspections by the FDA or other comparable foreign regulatory authorities;

●	our inability to negotiate manufacturing agreements with third parties under commercially reasonable terms, if at all;

●	breach, termination or nonrenewal of manufacturing agreements with third parties in a manner or at a time that is costly or damaging to us;

●	reliance on single sources for reagents and components;

●	lack of qualified backup suppliers for those components that are currently purchased from a sole or single-source supplier;

●	our third-party manufacturers may not devote sufficient resources to our antibody product candidates;

●	we may not own, or may have to share, the intellectual property rights to any improvements made by our third-party manufacturers in the manufacturing process for our antibody product candidates;

●	operations of our third-party manufacturers or suppliers could be disrupted by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer or supplier; and

●	carrier disruptions or increased costs that are beyond our control.

In addition, if we enter into a strategic collaboration with a third party for the commercialization of our current or any future antibody and cell product candidates, we will not be able to control the amount of time or resources that the third party will devote to such efforts. If any strategic collaborator does not commit adequate resources to the marketing and distribution of our current or any future antibody product candidates, it could limit our potential revenues.

Any adverse developments affecting manufacturing operations for our antibody and cell product candidates may result in lot failures, inventory shortages, shipment delays, product withdrawals or recalls or other interruptions in the supply of our drug product which could prevent the administration to patients and delay the development of our antibody product candidates. We may also have to write off inventory, incur other charges and expenses for supply of drug product that fails to meet specifications, undertake costly remediation efforts, or seek more costly manufacturing alternatives.

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Any of these events could lead to clinical trial delays or failure to obtain regulatory approval, or impact our ability to successfully commercialize our current or any future antibody product candidates once approved. Some of these events could be the basis for FDA action, including public warnings, injunction, request for recall, seizure, or total or partial suspension of production.

Our product candidates rely on the availability of specialty raw materials, which may not be available to us on acceptable terms or at all.

Our product candidates require many specialty raw materials, some of which are manufactured by small companies with limited resources and experience to deliver raw materials to our specifications. Further, some of our suppliers may not be able to scale-up as we move to clinical trials or commercialization. Accordingly, we may experience delays in receiving, or fail to secure entirely, key raw materials to support clinical or commercial manufacturing. Certain raw materials also require third-party testing, and some of the testing service companies may not have capacity or be able to conduct the testing that we request.

We also face competition for supplies from other cell therapy companies. Such competition may make it difficult for us to secure raw materials or the testing of such materials on commercially reasonable terms or in a timely manner.

Some raw materials are currently available from a single supplier, or a small number of suppliers. We cannot be sure that these suppliers will remain in business or that they will not be purchased by one of our competitors or another company that is not interested in continuing to produce these materials for our intended purpose. In addition, the lead time needed to establish a relationship with a new supplier can be lengthy, and we may experience delays in meeting demand in the event we must switch to a new supplier. The time and effort to qualify a new supplier, including to meet any regulatory requirements for such qualification, could result in additional costs, diversion of resources or reduced manufacturing yields, any of which would negatively impact our operating results. Further, we may be unable to enter into agreements with a new supplier on commercially reasonable terms, which could have a material adverse impact on our business.

If conflicts arise between us and our collaborators or strategic partners, these parties may act in a manner adverse to us and could limit our ability to implement its strategies.

If conflicts arise between us and our corporate or academic collaborators or strategic partners, the other party may act in a manner adverse to us and could limit our ability to implement our strategies. Some of our academic collaborators and strategic partners are conducting multiple product development efforts within each area that is the subject of the collaboration with us. Our collaborators or strategic partners, however, may develop, either alone or with others, products in related fields that are competitive with the products or potential products that are the subject of these collaborations. Competing products, either developed by the collaborators or strategic partners or to which the collaborators or strategic partners have rights, may result in the withdrawal of partner support for our product candidates.

Some of our collaborators or strategic partners could also become our competitors in the future. Our collaborators or strategic partners could develop competing products, preclude us from entering into collaborations with their competitors, fail to obtain timely regulatory approvals, terminate their agreements with us prematurely, or fail to devote sufficient resources to the development and commercialization of products. Any of these developments could harm our therapeutic product development efforts.

Some of our strategic collaborators or partners have the right to terminate their agreements with us, including for our failing to achieve certain milestones or make payments under the agreements, not actively pursuing development of a licensed product, or for materially breaching the agreement and failing to cure such breach within a specific grace period. Our strategic collaborators or partners may also want to discontinue collaborations upon assessing our progress on such development program. If our strategic collaborators or partners terminate their agreements with them or discontinue joint collaborations on a program, we may be required to significantly delay, scale back or discontinue the development or commercialization of one or more of its product candidates or curtail or restructure its operations, any of which could have a material adverse effect on our business and operations.

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We may seek to form collaborations in the future with respect to our product candidates, but may not be able to do so, which may cause us to alter our development and commercialization plans.

The advancement of our product candidates and development programs and the potential commercialization of our current and future product candidates will require substantial additional cash to fund expenses. For some of our programs, we may seek to collaborate with pharmaceutical and biotechnology companies to develop and commercialize such product candidates, such as our collaborations with the Hebrew University of Jerusalem for NKp46 antibodies, INSERM for CD38 antibodies, NCI for GPC3 antibodies, and CytoLynx Therapeutics for development and commercialization in Greater China, any of these relationships may require us to incur non-recurring and other charges, increase our near- and long-term expenditures, or disrupt our management and business.

We face significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Whether we reach a definitive agreement for other collaborations will depend, among other things, upon its assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the progress of our clinical trials, the likelihood of approval by the FDA or comparable regulatory authorities outside the United States, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge, and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one for our product candidate. Further, we may not be successful in its efforts to establish a strategic partnership or other alternative arrangements for future product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view them as having the requisite potential to demonstrate safety and efficacy. Any delays in entering into new collaborations or strategic partnership agreements related to any product candidate we develop could delay the development and commercialization of its product candidates.

Our business involves the use of hazardous materials which requires that we, and our third-party manufacturers and suppliers must comply with environmental, health and safety laws and regulations, which can be expensive and restrict or interrupt its business.

Our research and development activities and our third-party manufacturers’ and suppliers’ activities involve the generation, storage, use and disposal of hazardous materials, including the components of its product candidates, such as genetically modified cells, and other hazardous compounds and wastes. We and our third-party manufacturers and suppliers are subject to environmental, health and safety laws and regulations governing, among other matters, the use, manufacture, generation, storage, handling, transportation, discharge and disposal of these hazardous materials and wastes and worker health and safety. In some cases, these hazardous materials and various wastes resulting from their use may be stored at our facilities and our third-party manufacturers’ facilities pending their use and disposal. In addition, we and our third-party manufacturers must supply all necessary documentation in support of a BLA or equivalent foreign application on a timely basis and must comply with the FDA’s applicable regulations, including GLP and cGMP and equivalent foreign provisions. The facilities and quality systems of some or all of our third-party manufacturers and suppliers, as well as any facilities and quality systems it may have in the future, must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of our product candidates or any of our other potential products. In addition, the regulatory authorities may, at any time, audit or inspect a manufacturing facility involved with the preparation of our product candidates or its other potential products or the associated quality systems for compliance with the regulations applicable to the activities being conducted. If these facilities do not pass a pre-approval plant inspection, FDA approval, or comparable foreign approval of the products will not be granted. The regulatory authorities also may, at any time following approval of a product for sale, audit our manufacturing facilities or those of our third-party manufacturers and suppliers. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulations occurs independent of such an inspection or audit, we or the relevant regulatory authority may require remedial measures that may be costly and/or time-consuming for us or a third party to implement and that may include the temporary or permanent suspension of a clinical trial or commercial sales or the temporary or permanent closure of a facility. Any such remedial measures imposed upon us or third parties with whom it contracts could materially harm our business.

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If we or any of our third-party manufacturers fail to maintain regulatory compliance, the FDA, or comparable foreign authority, can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new drug product or biologic product, or revocation or variation of a pre-existing approval.

Additionally, if supply from one approved manufacturer is interrupted, there could be a significant disruption in commercial supply. An alternative manufacturer would need to be qualified and approved through a BLA supplement, or equivalent foreign step, which could result in further delay. The regulatory agencies may also require additional studies if a new manufacturer is relied upon for commercial production. Switching manufacturers may involve substantial costs and is likely to result in a delay in our desired clinical and commercial timelines.

These factors could cause the delay of clinical trials, regulatory submissions, required approvals or commercialization of our product candidates, cause us to incur higher costs and prevent us from commercializing our products successfully.

Furthermore, if our suppliers fail to meet contractual requirements, and we are unable to secure one or more replacement suppliers capable of production at a substantially equivalent cost, our clinical trials may be delayed or we could lose potential revenue.

We cannot eliminate the risk of contamination or injury, which could result in an interruption of our commercialization efforts, research and development efforts and business operations, damages and significant cleanup costs and liabilities under applicable environmental, health and safety laws and regulations. We also cannot guarantee that the safety procedures utilized by our third-party manufacturers for handling and disposing of these materials and wastes generally comply with the standards prescribed by these laws and regulations. We may be held liable for any resulting damages costs or liabilities, which could exceed our resources, and state or federal or other applicable authorities may curtail our use of certain materials and/or interrupt our business operations. Furthermore, environmental, health and safety laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance. Failure to comply with these environmental, health and safety laws and regulations may result in substantial fines, penalties or other sanctions.

We have established a partnership with CytoLynx for the development and commercialization of our NY-303 bispecific antibody in greater China and there are substantial operational, financial, regulatory and political risks with this collaboration

We are dependent on CytoLynx for the development of our NY-303 bispecific antibody for commercialization ingreater China. There are substantial operational, financial, regulatory and political risks with this collaboration. There is no guarantee that CytoLynx can adequately transfer the required know how from Naya to ensure timely manufacturing and clinical development in China. The China development may require substantial investments and CytoLynx may not be able to raise sufficient capital to fund its operations and therefore we may not realize part of all of the potential $157 million in revenue as described above in the Key Third Party Relationship section.

Accordingly, our partnership with CytoLynx is affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

●	the degree of government involvement;

●	the level of development;

●	the growth rate;

●	the control of foreign exchange;

●	access to financing; and

●	the allocation of resources.

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While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese economy has also experienced certain adverse effects due to the recent global financial crisis. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us, and by government policies or guidance aimed at curtailing the perceived over-capacity of certain industry sectors, such as pharmaceutical companies. The Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, which could in turn reduce the demand for our products and materially and adversely affect our operating results and financial condition.

The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Any adverse change in the economic conditions or government policies in China could have a material and adverse effect on overall economic growth and the level of investments in health industries in China, which in turn could lead to a reduction in demand for our products and consequently have a material and adverse effect on our business.

Risks Related to Our Intellectual Property

Our products incorporate intellectual property rights developed by us that may be difficult to protect or may be found to infringe on the rights of others.

While we currently have U.S. and international patents pending, these potential patents may be challenged, invalidated or circumvented, and ultimately may not be granted. In addition, any rights granted under these potential patents may not provide any competitive advantages. Certain countries, including the United States and in Europe, could place restrictions on the patentability of various medical devices which may materially affect our business and competitive position. Additionally, the laws of some foreign countries, in particular China and India, do not protect our proprietary rights to the same extent or in the same manner as U.S. laws, and we may encounter significant problems in protecting and defending our proprietary rights in these countries. In addition to relying on patent, copyright and trademark laws, we also utilize a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements to protect our intellectual property rights. However, these measures may not be adequate to prevent or deter infringement or other misappropriation. Further, our intellectual property rights may be found to infringe on intellectual property rights of third parties. Moreover, we may not be able to detect unauthorized use or take appropriate and timely steps to establish and enforce our proprietary rights. Existing laws of some countries in which we conduct business offer only limited protection of our intellectual property rights, if at all. As the number of market entrants as well as the complexity of technology in the fertility marketplace increases, the possibility of functional overlap and inadvertent infringement of intellectual property rights also increases.

We may be forced to defend our intellectual property rights from infringement through expensive legal action.

Third parties may in the future assert claims against us alleging infringement on their intellectual property rights. Defending such claims may be expensive, time consuming and divert the efforts of our management and/or technical personnel. Because of litigation, we could be required to pay damages and other compensation, develop non-infringing products or enter into royalty and/or licensing agreements. However, we cannot be certain that any such licenses, will be made available to us on commercially reasonable terms.

We regard our trade secrets, patents and similar intellectual property as important to our operations. To protect our proprietary rights, we rely on intellectual property and trade secret laws, as well as confidentiality and license agreements with certain employees, customers and third parties. No assurance can be given that our intellectual property will not be challenged, invalidated, infringed or circumvented. If necessary, we intend to defend our intellectual property rights from infringement through legal action, which could be very costly and could adversely affect our ability to achieve and maintain profitability. Our limited capital resources could put us at a disadvantage if we are required to take legal action to enforce our intellectual property rights.

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Any failure to obtain, maintain, protect, or enforce Legacy NAYA’s intellectual property and proprietary rights, or if the scope of intellectual property protection Legacy NAYA obtains are not sufficiently broad, that could impair Legacy NAYA’s ability to compete or protect its proprietary technology and brand.

Legacy NAYA relies, and will continue to rely, upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to its proprietary manufacturing methods, proprietary technologies, product candidate development programs and product candidates. Legacy NAYA’s success depends in large part on Legacy NAYA’s ability to secure and maintain patent protection in the United States and other countries with respect to its current product candidates and any future product candidates it may develop.

Legacy NAYA owns a total of twenty-four (24) pending patent applications in two families. Each family includes one (1) US patent application, one (1) 1 European patent application, and ten (10) patent applications in other foreign jurisdictions. One family based on WO 2022/216744 covers CYT303; while the other family based on WO 2022/216723 covers CYT338.

The Kadouche/CNRS multispecific antibody license with Legacy NAYA for CYT303 and CYT338 includes thirteen (13) patents and patent applications, including three (3) granted US patents and one (1) pending US patent applications, two (2) granted European patents and one (1) pending European patent application, and six (6) granted patents in other foreign jurisdictions.

Legacy NAYA licenses from Yissum ten (10) pending patent applications for CYT303 and CYT338, which include one (1) US patent application, one (1) European patent application, and eight (8) patent applications in other foreign jurisdictions. Legacy NAYA licenses from INSERM five (5) pending patent applications for CYT338, of which one (1) is a US patent application, one (1) is European, and 3 are in other foreign jurisdictions.

Legacy NAYA seeks to protect its proprietary position by filing or collaborating with licensors to file patent applications in the United States and abroad related to its proprietary technologies, development programs and product candidates. The patent prosecution process is expensive and time-consuming, and it may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Moreover, the issuance, scope, validity, enforceability and commercial value of Legacy NAYA’s patent rights are highly uncertain.

Composition of matter patents for biological and pharmaceutical product candidates often provide a strong form of intellectual property protection for those types of products, as such patents provide protection without regard to any method of use. Legacy NAYA cannot be certain that the claims in Legacy NAYA’s pending patent applications directed to composition of matter of Legacy NAYA’s product candidates will be considered patentable by the United States Patent and Trademark Office (“USPTO”) or by patent offices in foreign countries. Method of use patents protect the use of a product for the specified method. This type of patent does not prevent a competitor from making and marketing a product that is identical to Legacy NAYA’s product for an indication that is outside the scope of the patented method. Method of manufacturing patents protect the manufacturing process. This type of patent does not prevent a competitor from making and marketing a product that is identical to Legacy NAYA’s product, but manufactured by a method that is outside the scope of the patented manufacturing method. Moreover, even if a competitor’s manufacturing process does infringe or contribute to the infringement of method of manufacturing patents, such infringement is difficult to detect and therefore difficult to prevent or prosecute.

It is also possible that Legacy NAYA will fail to identify patentable aspects of Legacy NAYA’s research and development output before it is too late to obtain patent protection. Legacy NAYA may not have the right to control the preparation, filing, and prosecution of patent applications, or to maintain the rights to patents, licensed from or licensed to third parties. Therefore, these patents and patent applications may not be prosecuted and enforced in a manner consistent with the best interests of Legacy NAYA’s business. The patent applications that Legacy NAYA owns or in-licenses may fail to result in issued patents with claims that cover its proprietary products and technology, including current product candidates, any future product candidates ot may develop, and Legacy NAYA’s FLEX-NK™ cell engager antibody technologies in the United States or in other foreign countries, in whole or in part. Alternately, Legacy NAYA’s existing patents and any future patents Legacy NAYA obtains may not be sufficiently broad to prevent others from using its technology or from developing competing products and technologies. It is possible that not all potentially relevant prior art relating to Legacy NAYA’s patents and patent applications have been found, which can prevent a patent from issuing from a pending patent application or can later invalidate or narrow the scope of an issued patent. For example, publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing or, in some cases, not at all. Therefore, Legacy NAYA cannot know with certainty whether it was the first to make the inventions claimed in its patents or pending patent applications, or that it were the first to file for patent protection of such inventions. Even if patents do successfully issue and even if such patents cover Legacy NAYA’s current product candidates, any future product candidates Legacy NAYA may develop and FLEX-NK™ cell engager antibody technologies, third parties may challenge their validity, ownership, enforceability or scope thereof, which may result in such patents being narrowed, invalidated, or held unenforceable or circumvented. Any successful challenge to these patents or any other patents owned by or licensed to Legacy NAYA could deprive Legacy NAYA of rights necessary for the successful commercialization of any of its product candidates or proprietary technology. In addition, the issuance of a patent does not give Legacy NAYA the right to practice the patented invention. Third parties may have blocking patents that could prevent Legacy NAYA from marketing its product candidate, if approved, or practicing its own patented technology. Legacy NAYA’s competitors may be able to circumvent Legacy NAYA’s patents by developing similar or alternative product candidates in a non-infringing manner. Further, if Legacy NAYA encounters delays in regulatory approvals, the period of time during which it could market a product candidate and its FLEX-NK™ cell engager antibody platform under patent protection could be reduced. If any of Legacy NAYA’s patents expire or are challenged, invalidated, circumvented or otherwise limited by third parties prior to the commercialization of its product candidate, and if Legacy NAYA does not own or have exclusive rights to other enforceable patents protecting Legacy NAYA’s product candidate or technologies, competitors and other third parties could market products and use processes that are substantially similar, or superior, to Legacy NAYA’s and its business would suffer.

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If the patent applications Legacy NAYA holds or in-licenses with respect to Legacy NAYA’s product candidates fail to issue, if the validity, breadth or strength of protection of the resulting patents is threatened, or if the resulting patents fail to provide meaningful exclusivity for any of Legacy NAYA’s current or future product candidates or technology, that could dissuade companies from collaborating with Legacy NAYA to develop product candidates, encourage competitors to develop competing products or technologies and threaten Legacy NAYA’s ability to commercialize future product candidates. Any such outcome could harm Legacy NAYA’s business.

Legacy NAYA is party to several intellectual property license agreements which are important to its business, and Legacy NAYA expects to enter into additional license agreements in the future. Legacy NAYA’s existing license agreements impose, and Legacy NAYA expects that future license agreements will impose, various diligence, development and commercialization timelines, milestone payments, royalties and other obligations on it~~.~~ If Legacy NAYA fails to comply with Legacy NAYA’s obligations under these agreements, or it is subject to a bankruptcy, or, in some cases, under other circumstances, a licensor may have the right to terminate the respective license, in which event Legacy NAYA would not be able to market such product candidate(s) covered by such license.

The patent position of biotechnology and pharmaceutical companies is generally highly uncertain, involves complex legal, scientific and factual questions, and is characterized by the existence of large numbers of patents and frequent litigation based on allegations of patent or other intellectual property infringement, misappropriation or violation. The standards that the USPTO and its foreign counterparts use to grant patents are not always applied predictably or uniformly. In addition, the laws of jurisdictions outside the United States may not protect Legacy NAYA’s rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions. For example, European patent law restricts the patentability of methods of treatment of the human body more than United States law does. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of Legacy NAYA’s patents or narrow the scope of Legacy NAYA’s patent protection. Since patent applications in the United States and other jurisdictions are confidential for a period of time after filing, Legacy NAYA cannot be certain that it was the first to file for patents covering Legacy NAYA’s inventions. As a result, the issuance, scope, validity, enforceability and commercial value of its patent rights are highly uncertain. Legacy NAYA’s pending and future patent applications may not result in the issuance of patents, or may result in the issuance of patents which fail to protect Legacy NAYA’s technology or products, in whole or in part, or which fail to effectively prevent others from commercializing competitive technologies and products.

The issuance of a patent is not conclusive as to its inventorship, ownership, scope, validity or enforceability, and Legacy NAYA’s owned and licensed patents may be challenged in the courts or patent offices in the U.S. and abroad. Such challenges may result in loss of ownership or exclusivity or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit Legacy NAYA’s ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of its technology and products. Legacy NAYA may become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging Legacy NAYA’s owned or licensed patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, Legacy NAYA’s patent rights, allow third parties to commercialize Legacy NAYA’s technology or products and compete directly with it, without payment to Legacy NAYA, or result in Legacy NAYA’s inability to manufacture or commercialize products without infringing third-party patent rights. Thus, even if Legacy NAYA’s patent applications issue as patents, they may not issue in a form that will provide Legacy NAYA with meaningful protection, prevent competitors from competing with Legacy NAYA or otherwise provide Legacy NAYA with any competitive advantage.

Moreover, patents have a limited lifespan. The term of an individual patent depends on applicable law in the country where the patent is issued. In the U.S., the natural expiration of a patent is generally 20 years from its application filing date or earliest claimed non-provisional filing date. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited. Without patent protection for Legacy NAYA’s current or future product candidates, Legacy NAYA may be open to competition from biosimilar versions of such products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, Legacy NAYA’s patent portfolio may not provide it with sufficient rights to exclude others from commercializing products similar or identical to its own.

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Legacy NAYA depends on intellectual property licensed from third parties and any failure to comply with its obligations under its license agreements or a termination of any of these license agreements could result in the loss of significant rights, which would harm its business.

Legacy NAYA has entered into license agreements with third parties and may need to obtain additional licenses from its existing licensors and others to advance its research or allow commercialization of product candidates and technologies it may develop.

In most of its license agreements, and it expects in Legacy NAYA’s future agreements, to have the right under specified conditions to bring any actions against any third party for infringing on the patents it has exclusively licensed. Certain of its license agreements also require it to meet development thresholds and other obligations to maintain the license, including establishing a set timeline for developing and commercializing products. Disputes may arise regarding intellectual property subject to a licensing agreement, including:

●	the scope of rights granted under the license agreement and other interpretation-related issues;
●	the extent to which Legacy NAYA’s technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;
●	the sublicensing of patents and other rights under Legacy NAYA’s collaborative development relationships;
●	its diligence obligations under the license agreement and what activities satisfy those diligence obligations;
●	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Legacy NAYA, its licensors and its partners; and
●	the priority of invention of patented technology.

In addition, the agreements under which Legacy NAYA currently licenses intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what Legacy NAYA believes to be the scope of its rights to the relevant intellectual property or technology, or increase what Legacy NAYA believes to be its financial or other obligations under the relevant agreement, either of which could have a material adverse effect on Legacy NAYA’s business, financial condition, results of operations, and prospects.

Moreover, if disputes over intellectual property that Legacy NAYA has licensed prevent or impair its ability to maintain its current licensing arrangements on commercially acceptable terms, it may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on its business, financial conditions, results of operations, and prospects.

Its existing license agreements impose, and it expects that future license agreements will impose, various diligence, development and commercialization timelines, milestone payments, royalties and other obligations on Legacy NAYA. If Legacy NAYA fails to comply with its obligations under its license agreements, its licensors may have the right to terminate these license agreements, in which event it might not be able to market any product or technology that is covered by these agreements, which could adversely affect the value of the product candidate being developed under the respective license agreement. Termination of these license agreements or reduction or elimination of Legacy NAYA’s licensed rights may also result in Legacy NAYA having to negotiate new or reinstated licenses with less favorable terms.

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Legacy NAYA may rely on Legacy NAYA’s licensors to file and prosecute patent applications and maintain patents and otherwise protect the intellectual property it licenses from them. Legacy NAYA may have limited control over these activities. For example, Legacy NAYA cannot be certain that such activities by these licensors will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents or other intellectual property rights. Legacy NAYA may have limited control over the manner in which one of Legacy NAYA’s licensors initiate an infringement proceeding against a third party who infringes, misappropriates or otherwise violates such licensor’s intellectual property rights licensed to it, or defend such intellectual property rights. It is possible that the licensor’s infringement proceeding or defense activities may be less vigorous than if it conduct them themselves.

In spite of Legacy NAYA’s best efforts, its licensors might conclude that it has materially breached its license agreements and might therefore terminate the license agreements, thereby removing its ability to develop and commercialize products and technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors would have the freedom to seek regulatory approval of, and to market, products identical to its own. In addition, it may seek to obtain additional licenses from its licensors and, in connection with obtaining such licenses, it may agree to amend its existing licenses in a manner that may be more favorable to the licensors, including by agreeing to terms that could enable third parties (potentially including Legacy NAYA’s competitors) to receive licenses to a portion of the intellectual property that is subject to its existing licenses. The licensing and acquisition of third-party intellectual property rights is a competitive practice, and companies that may be more established, or have greater resources than Legacy NAYA does, may also be pursuing strategies to license or acquire third party intellectual property rights that it may consider necessary or attractive in order to commercialize its product candidates. Legacy NAYA may fail to obtain any of these third-party intellectual property rights at a reasonable cost or on reasonable terms, if at all. Any of these events could harm Legacy NAYA’s competitive position, business, financial conditions, results of operations and prospects.

Third-party claims of intellectual property infringement may prevent or delay Legacy NAYA’s product discovery and development efforts.

Legacy NAYA’s commercial success depends in part on avoiding the infringement, misappropriation or other violation of the patents and proprietary rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and pharmaceutical industries. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Legacy NAYA are developing its product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, and as it gains greater visibility and market exposure as a public company, the risk increases that its product candidates may give rise to claims of infringement of the patent rights of others. In addition, many companies in intellectual property-dependent industries, including the biotechnology and pharmaceutical industries, have employed intellectual litigation as a means to gain an advantage over their competitors. Some claimants may have substantially greater resources than Legacy NAYA does and may be able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than Legacy NAYA could.

Third parties may assert that Legacy NAYA infringes their patents or are otherwise employing their proprietary technology without authorization and may sue Legacy NAYA. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that its product candidates may be alleged to infringe. In addition, third parties may obtain patents in the future and claim that its of its technologies infringes upon these patents. If any third-party patent were held by a court of competent jurisdiction to cover the manufacturing process of any of Legacy NAYA’s product candidates, constructs or molecules used in or formed during the manufacturing process, or any final therapeutic itself, the holder of any such patent may be able to block its ability to commercialize the therapeutic candidate unless it obtains a license under the applicable patent, or until such patent expires or it is finally determined to be held not infringed, unpatentable, invalid or unenforceable. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover aspects of Legacy NAYA’s formulations, processes for manufacture or methods of use, including combination therapy or patient selection methods, the holder of any such patent may be able to block Legacy NAYA’s ability to develop and commercialize the product candidate unless Legacy NAYA obtains a license or until such patent expires or is finally determined to be held not infringed, unpatentable, invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all. If Legacy NAYA is unable to obtain a necessary license to a third-party patent on commercially reasonable terms, or at all, its ability to commercialize its product candidates may be impaired or delayed, which could in turn significantly harm its business. Moreover, even if it was able to obtain a license, the rights may be nonexclusive, which could result in Legacy NAYA’s competitors gaining access to the same intellectual property.

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Parties making claims against Legacy NAYA may seek and obtain injunctive or other equitable relief, which could effectively block Legacy NAYA’s ability to further develop and commercialize its product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management and employee resources from Legacy NAYA’s business and may impact its reputation. In the event of a successful claim of infringement against us, Legacy NAYA may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign Legacy NAYA’s infringing products, which may be impossible or require substantial time and monetary expenditure. Legacy NAYA cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms if at all. In that event, Legacy NAYA would be unable to further develop and commercialize its product candidates, which could harm Legacy NAYA’s business significantly.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of Legacy NAYA’s confidential information could be compromised by disclosure. There could also be public announcements of the results of the hearings, motions, or other interim proceedings or developments, and if securities analysts or investors view these announcements in a negative light, the price of Legacy NAYA’s stocks could be adversely affected. In addition, any uncertainties resulting from the initiation and continuation of any litigation or administrative proceeding could have a material adverse effect on Legacy NAYA’s ability to raise additional funds or otherwise have a material adverse effect on Legacy NAYA’s business, results of operations, financial condition and prospects.

Legacy NAYA may be subject to claims asserting that its employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what Legacy NAYA regards as its own intellectual property.

Certain of Legacy NAYA’s employees, consultants or advisors are currently, or were previously, employed at universities or other biotechnology or pharmaceutical companies, including Legacy NAYA’s competitors or potential competitors. Although Legacy NAYA tries to ensure that its employees, consultants, and advisors do not use the proprietary information or know-how of others in their work for us, Legacy NAYA may be subject to claims that these individuals or that Legacy NAYA has have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If Legacy NAYA fails in defending any such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel and face increased competition to business. A loss of key research personnel work product could hamper or prevent Legacy NAYA’s ability to commercialize potential technologies and solutions, which could harm Legacy NAYA’s business. Even if Legacy NAYA is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

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In addition, Legacy NAYA may in the future be subject to claims by its former employees, consultants or advisors asserting an ownership right in Legacy NAYA’s patents or patent applications, as a result of the work they performed on Legacy NAYA’s behalf. Although it is Legacy NAYA’s policy to require Legacy NAYA’s employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, Legacy NAYA may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that Legacy NAYA regards as its own, and Legacy NAYA cannot be certain that its agreements with such parties will be upheld in the face of a potential challenge or that they will not be breached, for which Legacy NAYA may not have an adequate remedy. The assignment of intellectual property rights may not be self-executing or the assignment agreements may be breached, and Legacy NAYA may be forced to bring claims against third parties, or defend claims that they may bring against Legacy NAYA, to determine the ownership of what Legacy NAYA regards as its intellectual property.

Legacy NAYA may be involved in lawsuits to protect or enforce its patents or the patents of its licensors, which could be expensive, time-consuming and unsuccessful. Further, Legacy NAYA’s issued patents could be found invalid or unenforceable if challenged in court.

Competitors may infringe Legacy NAYA’s intellectual property rights or those of Legacy NAYA’s licensors. To prevent infringement or unauthorized use, Legacy NAYA and/or its licensors may be required to file infringement claims, which can be expensive and time-consuming. Further, Legacy NAYA’s licensors may need to file infringement claims, and Legacy NAYA’s licensors may elect not to file such claims. In addition, in a patent infringement proceeding, a court may decide that a patent Legacy NAYA owns or licenses is not valid, is unenforceable and/or is not infringed. If Legacy NAYA or any of its licensors or potential future collaborators were to initiate legal proceedings against a third party to enforce a patent directed at one of Legacy NAYA’s product candidates, the defendant could counterclaim that Legacy NAYA’s patent is invalid and/or unenforceable in whole or in part. In a patent litigation, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty or written description, obviousness or non-enablement. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent intentionally withheld material information from the USPTO or made a misleading statement during prosecution.

If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, Legacy NAYA would lose at least part, and perhaps all, of the patent protection on such product candidate. In addition, if the breadth or strength of protection provided by Legacy NAYA’s patents and patent applications or those of Legacy NAYA’s licensors is threatened, it could dissuade companies from collaborating with Legacy NAYA to license, develop or commercialize current or future product candidates. Such a loss of patent protection would have a material adverse impact on Legacy NAYA’s business.

Even if resolved in Legacy NAYA’s favor, litigation or other legal proceedings relating to Legacy NAYA’s intellectual property rights may cause Legacy NAYA to incur significant expenses, and could distract Legacy NAYA’s technical and management personnel from their normal responsibilities. Such litigation or proceedings could result in or substantially increase Legacy NAYA’s operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. Legacy NAYA may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of Legacy NAYA’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than it can because of their greater financial resources. Damages or other remedies awarded, if any, may not be commercially meaningful. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise Legacy NAYA’s ability to compete in the marketplace.

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Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to Legacy NAYA’s intellectual property rights, there is a risk that some of Legacy NAYA’s confidential information could be compromised by disclosure during this type of litigation or other proceedings.

Changes in U.S. patent law or the patent law of other countries or jurisdictions could diminish the value of patents in general, thereby impairing Legacy NAYA’s ability to protect Legacy NAYA’s current and any future product candidates.

Obtaining and enforcing patents in the biotechnology and pharmaceutical industry is inherently uncertain, due in part to ongoing changes in the patent laws. Depending on decisions by Congress, the federal courts, the USPTO, and comparable institutions in other jurisdictions, the laws and regulations governing patents, and interpretation thereof, could change in unpredictable ways that could weaken Legacy NAYA’s and Legacy NAYA’s licensors’ or collaborators’ ability to obtain new patents or to enforce existing or future patents. For example, in recent years the U.S. Supreme Court and U.S. Court of Appeals for the Federal Circuit have ruled on several patent cases that have been interpreted to have either narrowed the scope of patent protection or weakened the rights of patent owners in certain situations. Therefore, there is increased uncertainty with regard to Legacy NAYA’s and Legacy NAYA’s licensors’ or collaborators’ ability to obtain patents in the future, as well as uncertainty with respect to the value of patents once obtained. Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of Legacy NAYA’s and Legacy NAYA’s licensors’ or collaborators’ patent applications and the enforcement or defense of Legacy NAYA’s or Legacy NAYA’s licensors’ or collaborators’ issued patents.

Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO proceedings to invalidate Legacy NAYA’s patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action.

In addition, the U.S. Supreme Court and U.S. Court of Appeals for the Federal Circuit have ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to Legacy NAYA’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on actions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken Legacy NAYA’s ability to obtain new patents or to enforce patents that its owns, has licensed or might obtain in the future. Similarly, changes in patent law and regulations in other countries or jurisdictions, changes in the governmental bodies that enforce them or changes in how the relevant governmental authority enforces patent laws or regulations may weaken Legacy NAYA’s ability to obtain new patents or to enforce patents that it owns or has licensed or that it may obtain in the future.

Patent terms may be inadequate to protect Legacy NAYA’s competitive position on Legacy NAYA’s product candidates for an adequate amount of time. If Legacy NAYA or its licensors do not obtain patent term extension for Legacy NAYA’s product candidates, Legacy NAYA’s business may be materially harmed.

Given the amount of time required for the development, testing and regulatory review of product candidates such as NY-303, patents protecting such candidates might expire before or shortly after such candidates are commercialized. Legacy NAYA expects to seek extensions of patent terms in the United States and, if available, in other countries where it has or will obtain patent rights. In the United States, the Drug Price Competition and Patent Term Restoration Act of 1984 permits a patent term extension of up to five years beyond the normal expiration of the patent. However, the extension cannot extend the total patent term beyond 14 years from the date of drug approval, which is limited to the approved indication (or any additional indications approved during the period of extension). Furthermore, only one patent per approved product can be extended and only those claims covering the approved product, a method for using it or a method for manufacturing it may be extended. However, the applicable authorities, including the FDA and the USPTO in the United States, and any comparable regulatory authority in other countries, may not agree with Legacy NAYA’s assessment of whether such extensions are available, and may refuse to grant extensions to Legacy NAYA’s patents, or may grant more limited extensions than Legacy NAYA requests. If this occurs, the period during which Legacy NAYA can enforce its patent rights for the applicable product candidate will be shortened and Legacy NAYA’s competitors may obtain approval to market competing products sooner. Additionally, Legacy NAYA’s competitors may be able to take advantage of Legacy NAYA’s investment in development and clinical trials by referencing Legacy NAYA’s clinical and preclinical data and launch their product earlier than might otherwise be the case.

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Legacy NAYA may not be able to protect its intellectual property rights throughout the world.

Although Legacy NAYA has rights to issued patents and pending patent applications in the United States and certain other countries, filing, prosecuting and defending patents in all countries throughout the world would be prohibitively expensive, and Legacy NAYA’s intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, Legacy NAYA may not be able to prevent third parties from practicing its inventions in all countries outside the United States or from selling or importing products made using Legacy NAYA’s inventions in and into the United States or other jurisdictions. Competitors may use Legacy NAYA’s technologies in jurisdictions where Legacy NAYA has not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where Legacy NAYA or its licensors have patent protection but enforcement is not as strong as that in the United States. These products may compete with Legacy NAYA’s product candidates, and Legacy NAYA’s or Legacy NAYA’s licensors’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of many foreign countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for Legacy NAYA to stop the infringement of Legacy NAYA’s or Legacy NAYA’s licensors’ patents or marketing of competing products in violation of Legacy NAYA’s proprietary rights. Proceedings to enforce Legacy NAYA’s or Legacy NAYA’s licensors’ patent rights in foreign jurisdictions could result in substantial costs and divert Legacy NAYA’s efforts and attention from other aspects of Legacy NAYA’s business, could put Legacy NAYA’s or Legacy NAYA’s licensors’ patents at risk of being invalidated or interpreted narrowly and Legacy NAYA’s or Legacy NAYA’s licensors’ patent applications at risk of not issuing and could provoke third parties to assert claims against us. Legacy NAYA or its licensors may not prevail in any lawsuits that Legacy NAYA or its licensors initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Legacy NAYA or its licensors’ efforts to enforce Legacy NAYA’s intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Legacy NAYA develops or licenses.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If Legacy NAYA or its licensors are forced to grant a license to third parties with respect to any patents relevant to Legacy NAYA’s business, Legacy NAYA’s competitive position may be impaired, and Legacy NAYA’s business, financial condition, results of operations and prospects may be adversely affected.

Legacy NAYA may not identify relevant third-party patents or may incorrectly interpret the relevance, scope, or expiration of a third-party patent, which might adversely affect Legacy NAYA’s ability to develop, manufacture, and eventually market product candidates.

Legacy NAYA is developing certain product candidates in highly competitive areas and cannot guarantee that any patent searches or analyses that it may conduct, including the identification of relevant patents or pending patent applications, the scope of patent claims or the expiration of relevant patents, are complete or thorough, nor can Legacy NAYA be certain that it has identified each and every third-party patent and pending patent application in the United States and abroad that is or may be relevant to or necessary for the commercialization of Legacy NAYA’s product candidates in any jurisdiction. For example, U.S. patent applications filed before November 29, 2000 and certain U.S. patent applications filed after that date that were not filed outside the United States remain confidential until patents issue. Patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patents or pending patent applications covering Legacy NAYA’s product candidates could have been or may be filed in the future by third parties without Legacy NAYA’s knowledge. Additionally, patents and pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover Legacy NAYA’s product candidates or the manufacturing or use of Legacy NAYA’s product candidates. The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Legacy NAYA’s interpretation of the relevance or the scope of a patent or a pending patent application may be incorrect, which may negatively impact Legacy NAYA’s ability to market Legacy NAYA’s product candidates. Legacy NAYA may incorrectly determine that its product candidates are not covered by a third-party patent or pending patent application or may incorrectly predict whether a third party’s pending application will issue with claims of relevant scope. Legacy NAYA’s determination of the expiration date of any patent in the United States or abroad that it considers relevant may be incorrect, which may negatively impact Legacy NAYA’s ability to develop and market Legacy NAYA’s product candidates. Legacy NAYA’s failure to identify and correctly interpret relevant patents or pending patent applications may negatively impact Legacy NAYA’s ability to develop and market Legacy NAYA’s product candidates.

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If Legacy NAYA fails to identify or correctly interpret relevant patents or pending patent applications or if Legacy NAYA is unable to obtain licenses to relevant patents or pending patent applications, it may be subject to infringement claims. Legacy NAYA cannot guarantee that it will be able to successfully settle or otherwise resolve such infringement claims. If Legacy NAYA fails in any such dispute, in addition to being forced to pay damages, potentially including in the form of future royalties, which may be significant, it may be temporarily or permanently prohibited from commercializing any of its product candidates that are held to be infringing. Legacy NAYA might, if possible, also be forced to redesign product candidates so that it no longer infringes the third-party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require Legacy NAYA to divert substantial financial and management resources that we would otherwise be able to devote to Legacy NAYA’s business and could adversely affect Legacy NAYA’s business, financial condition, results of operations, and prospects.

Obtaining and maintaining Legacy NAYA’s patent rights depends on compliance with various procedural, document submission, fee payment and other requirements imposed by government patent agencies, and Legacy NAYA’s patent protection could be reduced or eliminated for noncompliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In addition, periodic maintenance fees, renewal fees, annuity fees and various other government fees on patents and/or patent applications will have to be paid to the USPTO and various government patent agencies outside the United States over the lifetime of Legacy NAYA’s owned and licensed patents and/or applications and any patent rights it may own or license in the future. Legacy NAYA relies on its service providers or its licensors (or their service providers) to pay these fees. Legacy NAYA employs reputable law firms and other professionals to help Legacy NAYA comply, and Legacy NAYA is also dependent on Legacy NAYA’s licensors to take the necessary action to comply with these requirements with respect to Legacy NAYA’s licensed intellectual property. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, nonpayment of fees and failure to properly legalize and submit formal documents. If Legacy NAYA, its service providers or its licensors (or their service providers) fail to maintain the patents and patent applications covering Legacy NAYA’s products or technologies, it may not be able to stop a competitor from marketing products that are the same as or similar to Legacy NAYA’s product candidates, which would have an adverse effect on Legacy NAYA’s business. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market and this circumstance could harm Legacy NAYA’s business.

In addition, if Legacy NAYA fails to apply for or otherwise fail to obtain applicable patent term extensions or adjustments, it will have a more limited time during which we can enforce its granted patent rights. In addition, if Legacy NAYA is responsible for patent prosecution and maintenance of patent rights in-licensed to it, any of the foregoing could expose Legacy NAYA to liability to the applicable patent owner.

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If Legacy NAYA is unable to protect the confidentiality of Legacy NAYA’s trade secrets, Legacy NAYA’s business and competitive position would be harmed.

In addition to seeking patent and trademark protection for Legacy NAYA’s product candidates, Legacy NAYA also relies on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain Legacy NAYA’s competitive position. Legacy NAYA seeks to protect its trade secrets, in part, by entering into nondisclosure and confidentiality agreements with parties who have access to them, such as Legacy NAYA’s employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. Legacy NAYA has also entered into confidentiality and invention or patent assignment agreements with its employees, advisors, and consultants. Despite these efforts, any of these parties may breach the agreements and disclose Legacy NAYA’s proprietary information, including Legacy NAYA’s trade secrets. Further, Legacy NAYA cannot guarantee that it has entered into such agreements with each party that may have or has had access to Legacy NAYA’s trade secrets or other proprietary information. Monitoring unauthorized uses and disclosures of Legacy NAYA’s intellectual property is difficult, and Legacy NAYA does not know whether the steps it have taken to protect its intellectual property will be effective. In addition, Legacy NAYA may not be able to obtain adequate remedies for any such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

Moreover, Legacy NAYA’s competitors may independently develop knowledge, methods and know-how equivalent to Legacy NAYA’s trade secrets. Competitors could purchase Legacy NAYA’s products and replicate some or all of the competitive advantages Legacy NAYA derives from its development efforts for technologies on which it does not have patent protection. If any of Legacy NAYA’s trade secrets were to be lawfully obtained or independently developed by a competitor, it would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of Legacy NAYA’s trade secrets were to be disclosed to or independently developed by a competitor, Legacy NAYA’s competitive position would be harmed.

Legacy NAYA also seeks to preserve the integrity and confidentiality of its data and other confidential information by maintaining physical security of our premises and physical and electronic security of Legacy NAYA’s information technology systems. While Legacy NAYA has confidence in these individuals, organizations, and systems, agreements or security measures may be breached, and detecting the disclosure or misappropriation of confidential information and enforcing a claim that a party illegally disclosed or misappropriated confidential information is difficult, expensive and time-consuming, and the outcome is unpredictable. Further, Legacy NAYA may not be able to obtain adequate remedies for any breach. In addition, Legacy NAYA’s confidential information may otherwise become known or be independently discovered by competitors, in which case we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with Legacy NAYA.

Any trademarks Legacy NAYA may obtain may be infringed or successfully challenged, resulting in harm to Legacy NAYA’s business.

Legacy NAYA relies and expects to continue to rely on trademarks as one means to distinguish any of Legacy NAYA’s product candidates that are approved for marketing from the products of Legacy NAYA’s competitors. Legacy NAYA has a registered trademark for Legacy NAYA’s FLEX-NK™ cell engager antibody platform, but have not yet selected trademarks for Legacy NAYA’s product candidates and have not yet begun the process of applying to register trademarks for Legacy NAYA’s current or any future product candidates. Once Legacy NAYA selects trademarks and applies to register them, Legacy NAYA’s trademark applications may not be approved. Third parties may oppose Legacy NAYA’s trademark applications or otherwise challenge Legacy NAYA’s use of the trademarks. If Legacy NAYA’s trademarks are successfully challenged, Legacy NAYA could be forced to rebrand its products, which could result in loss of brand recognition and could require Legacy NAYA to devote resources to advertising and marketing new brands. Legacy NAYA’s competitors may infringe Legacy NAYA’s trademarks, and it may not have adequate resources to enforce its trademarks.

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In addition, any proprietary name Legacy NAYA proposes to use with its current or any other product candidate in the United States must be approved by the FDA, regardless of whether Legacy NAYA has registered it, or applied to register it, as a trademark. The FDA typically conducts a review of proposed product names, including an evaluation of the potential for confusion with other product names. If the FDA objects to any of Legacy NAYA’s proposed proprietary product names, Legacy NAYA may be required to expend significant additional resources in an effort to identify a suitable proprietary product name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA.

Intellectual property rights do not necessarily address all potential threats to Legacy NAYA’s business.

The degree of future protection afforded by Legacy NAYA’s intellectual property rights are uncertain because intellectual property rights have limitations and may not adequately protect Legacy NAYA’s business. The following examples are illustrative:

●	others may be able to make molecules that are similar to Legacy NAYA’s product candidates but that are not covered by the claims of any patents, should they issue, that it owns or licenses;

●	Legacy NAYA or its licensors might not have been the first to make the inventions covered by the issued patents or pending patent applications that it owns or licenses;

●	Legacy NAYA or its licensors might not have been the first to file patent applications covering certain of Legacy NAYA’s inventions;

●	others may independently develop similar or alternative technologies or duplicate any of Legacy NAYA’s technologies without infringing Legacy NAYA’s intellectual property rights;

●	it is possible that Legacy NAYA’s pending patent applications will not lead to issued patents;

●	issued patents that Legacy NAYA owns or licenses may not provide it with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges;

●	Legacy NAYA’s competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where Legacy NAYA does not have patent rights, and then use the information learned from such activities to develop competitive drugs for sale in Legacy NAYA’s major commercial markets;

●	Legacy NAYA may not develop additional proprietary technologies that are patentable; and

●	the patents of others may have an adverse effect on Legacy NAYA’s business.

If we are unable to maintain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock will be delisted from Nasdaq.

Our common stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

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Minimum Equity Rule

On April 17, 2024, we received a notice from Nasdaq’s Listing Qualifications Staff stating that it had determined to delist our securities as a result of us having reported stockholders’ equity, for the period ended December 31, 2023, that was not in compliance with Nasdaq’s Listing Rule 5550(b)(1) (the “Equity Rule”). The Equity Rule requires our stockholders’ equity to meet or exceed $2,500,000. Normally, Nasdaq listed companies may be provided up to 180 calendar days in which to regain compliance with the Equity Rule. However, we were not eligible for such compliance period as we remained under Panel monitoring having regained compliance previously with the Equity Rule on November 22, 2023.

Upon receipt of the delisting notice, we requested a Panel hearing to ask for additional time to regain Equity Rule compliance. At a Panel hearing held on June 6, 2024, we requested an extension until October 14, 2024, which represents the maximum amount of time grantable by the Panel under Nasdaq rules.

On November 11, 2024, we received a notice from Nasdaq’s Listing Qualifications Staff stating that we had determined that we have demonstrated compliance with the equity requirement of the Equity Rule but that we will be subject to a Mandatory Panel Monitor for a period of one year from October 14, 2024.

If we fail to maintain compliance with the Equity Rule our common stock may be delisted from Nasdaq which could have a material adverse effect on our business, financial condition and results of operations.

Minimum Bid Price

On September 18, 2024, we received a letter from the staff of the Nasdaq listing qualifications group indicating that, based upon the closing bid price of our common stock for the last 34 consecutive business days, we are not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing under Nasdaq Listing Rule 5550(a)(2).

The notice has no immediate effect on the listing of our common stock, and our common stock will continue to trade on Nasdaq.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until May 17, 2025, to regain compliance with the minimum bid price requirement. If at any time before May 17, 2025, the closing bid price of our common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the minimum bid price requirement, and the matter would be resolved. If we do not regain compliance prior to May 17, 2025, then Nasdaq may grant us a second 180 calendar day period to regain compliance, provided we (i) meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and (ii) notify Nasdaq of our intent to cure the deficiency within such second 180 calendar day period, by effecting a reverse stock split, if necessary.

We will continue to monitor the closing bid price of its common stock and will consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules. If we do not regain compliance with the minimum bid price requirement within the allotted compliance periods, we will receive a written notification from Nasdaq that our securities are subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that we will regain compliance during either compliance period, or maintain compliance with the other Nasdaq listing requirements

Our common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a SEC rule known as “Rule 144”, a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company or that has been at any time previously a shell company. The SEC defines a shell company as a company that has no or nominal operations and either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents, or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. We are a former shell company.

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The SEC has provided an exception to this unavailability if and for as long as the following conditions are met: (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; (c) the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable during the preceding 12 months, other than certain Current Reports on Form 8-K; and (d) at least one (1) year has elapsed form the time the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that it is not a shell company.

Because of our prior history as a shell company, stockholders who receive our restricted securities will only be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet the requirements set forth above. No assurance can be given that we will meet these requirements going forward. Furthermore, any non-registered securities we sell in the future or issue will have limited or no liquidity until and unless such securities are registered with the SEC and/or until we comply with the foregoing requirements.

As a result, it may be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could require us to deploy additional resources. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and/or sustain our operations. Our status as a former “shell company” could prevent us from raising additional funds to develop additional technological advancements, which could cause the value of our securities to decline in value.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our shareholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative conversion and voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. While we have no intention of issuing shares of preferred stock at the present time, we may seek to raise capital through the sale of our securities and may issue shares of preferred stock in connection with a particular investment. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock, each investor’s ownership interest in our stock would be proportionally reduced.

The indemnification rights provided to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against its directors, officers and employees.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the costs of settlement or damage awards against directors, officers, and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage us from brining a lawsuit against out directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directs or officer even though such actions, if successful, might otherwise benefit us and our stockholders.

Our shares of common stock are thinly traded, and the price may not reflect our value; there can be no assurance that there will be an active market for our shares now or in the future.

We have a trading symbol for our common stock (“NAYA”) and our common stock is currently listed on the Nasdaq Capital Market.

Our shares of common stock are thinly traded, and as such the price, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on, among other things, the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated or, if given, that it will be positive.

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Consequently, investors may not be able to liquidate their investment or may be able to liquidate it only at a price that does not reflect the value of the business. If a more active market should develop, the price may be highly volatile. Due to the possibility of our common stock being priced lower than its actual value, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price.

We do not expect to pay any dividends to shareholders.

To date, we have never declared or paid any dividends to our stockholders. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial conditions, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid to stockholders. In the event dividends are paid to stockholders, there is no assurance with respect to the amount of any such dividend.

Our revenue and operating results could fluctuate significantly from quarter to quarter, which may cause our stock price to decline.

Since our inception, we have not generated significant revenue. Our results from year-to-year and from quarter-to-quarter have, and are expected to continue to, vary significantly based on ordering cycles of distributors and partners. As a result, we expect period-to-period comparisons of our operating results may not be meaningful as an indication of our future performance for any future period.

We may have difficulty raising the necessary capital to fund operations and the required $7.5 million in additional payments for the Wisconsin Fertility acquisition because of the thin market and market price volatility for our shares of common stock.

Throughout 2024, there has been a thin market for our shares, and the market price for our shares has been volatile. In recent years, the securities markets in the U.S. and around the world have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, we expect our shares of common stock may also be subject to volatility resulting from market forces over which we will have no control. The success of our products and services may be dependent upon our ability to obtain additional financing through debt and equity or other means. The thin market for our shares, and the volatility in the market price for our shares, may adversely affect our ability to raise needed additional capital.

An active trading market for our common stock may not be sustained. If an active trading market is not sustained, our ability to raise capital in the future may be impaired.

There is limited history of trading for our common stock. Given the lack of trading history of our common stock, there is a risk that an active trading market for our shares may not be sustained, which could put downward pressure on the market price of our common stock and thereby affect your ability to sell shares you purchased. An inactive trading market for our common stock may also impair our ability to raise capital to continue to fund the operations of the combined companies by selling shares and impair our ability to acquire other companies or technologies by using our shares as consideration.

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The trading price of our common stock is highly volatile, which could result in substantial losses for purchasers of our common stock. Securities class action or other litigation involving our company or members of our management team could also substantially harm our business, financial condition and results of operations.

Our stock price is highly volatile. The stock market in general and the market for smaller pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. In addition, if the market for pharmaceutical and biotechnology stocks or the broader stock market continues to experience a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. As a result of this volatility, you may not be able to sell your common stock at or above the purchase price and you may lose some or all of your investment. The market price for our common stock may be influenced by many factors, including the following:

● the success of existing or new competitive products or technologies;

● regulatory actions with respect to our product candidates or our competitors’ products and product candidates;

● announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

● the timing and results of clinical trials;

● commencement or termination of collaborations for our development programs;

● failure or discontinuation of any of our development programs;

● results of clinical trials of product candidates of our competitors;

● regulatory or legal developments in the United States and other countries;

● developments or disputes concerning patent applications, issued patents or other proprietary rights;

● the recruitment or departure of key personnel;

● the level of expenses related to any of our product candidates or clinical development programs;

● the results of our efforts to develop additional product candidates or products;

● actual or anticipated changes in estimates as to financial results or development timelines;

● announcement or expectation of additional financing efforts;

● sales of our common stock by us, our insiders or other stockholders;

● variations in our financial results or those of companies that are perceived to be similar to us;

● changes in estimates or recommendations by securities analysts, if any, that cover us;

● changes in the structure of healthcare payment systems;

● market conditions in the pharmaceutical and biotechnology sectors;

● general economic, industry and market conditions; and

● the other factors described in this “Risk Factors” section.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for biopharmaceutical companies, which have experienced significant stock price volatility in recent years.

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Related to Market Uncertainties

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

The global credit and financial markets have experienced extreme volatility and disruptions in the past several years, including severely diminished liquidity and credit availability, volatile interest rates, rising and fluctuating inflation rates, reduced corporate profitability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States. The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the U.S. and global financial markets and economic conditions. In addition, inflation rates in the U.S. have recently increased to levels not seen in decades.

We believe that the state of global economic conditions are particularly volatile and uncertain, not only in light of the COVID-19 pandemic and the potential global recession resulting therefrom, but also due to recent global tensions and unexpected shifts in political, legislative and regulatory conditions concerning, among other matters, international trade and taxation, and that an uneven recovery or a renewed global downturn may negatively impact our ability to conduct clinical trials on the scale and timelines anticipated. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business or political environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make obtaining any necessary debt or equity financing more difficult, more costly and more dilutive. For example, as a result of political, social, and economic instability abroad, including as a result of armed conflict, war or threat of war, in particular, the current conflict between Russia and Ukraine, including resulting sanctions, terrorist activity and other security concerns in general, there could be a significant disruption of global financial markets, impairing our ability to raise capital when needed on acceptable terms, if at all. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive an economic downturn, which could directly affect our ability to attain our operating goals on schedule and on budget. To the extent that our profitability and strategies are negatively affected by downturns or volatility in general economic conditions, our business and results of operations may be materially adversely affected.

Our business is affected by macroeconomic conditions, including rising inflation, interest rates and supply chain constraints.

Various macroeconomic factors could adversely affect our business and the results of our operations and financial condition, including changes in inflation, interest rates and overall economic conditions and uncertainties such as those resulting from the current and future conditions in the global financial markets. For instance, rising interest rates have impacted our net income. Recent supply chain constraints have led to higher inflation, which, if sustained, could have a negative impact on our product development and operations. If inflation or other factors were to significantly increase our business costs, our ability to develop our current pipeline and new therapeutic products may be negatively affected. Current capital market conditions, including the impact of inflation, have increased borrowing rates and can be expected to significantly increase our cost of capital as compared to prior periods and could also affect our ability to raise capital on favorable terms, or at all, in order to fund our operations. Similarly, these macroeconomic factors could affect the ability of our third-party suppliers and manufacturers to manufacture clinical trial materials for our product candidates.

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General Risk Factors

We are a Smaller Reporting Company, or SRC, and the reduced disclosure requirements applicable to SRCs may make our common stock less attractive to investors.

We are considered a SRC under Rule 12b-2 of the Exchange Act. We are therefore entitled to rely on certain reduced disclosure requirements, such as an exemption from providing selected financial data and executive compensation information. These exemptions and reduced disclosures in our SEC filings due to our status as a smaller reporting company also mean our auditors are not required to review our internal control over financial reporting and may make it harder for investors to analyze our results of operations and financial prospects. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our common stock prices may be more volatile. We will remain a smaller reporting company until our public float exceeds $250 million or our annual revenues exceed $100 million with a public float greater than $700 million.

We have broad discretion over the use of our cash and cash equivalents and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending our use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of the analysts who cover us issues an adverse opinion about our company, our stock price would likely decline. If one or more of these analysts ceases research coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Stockholders may be diluted significantly through our efforts to obtain financing and from issuance of additional shares of our common stock, including such issuances of shares for services.

To satisfy certain financial obligations, we have issued and may continue to issue shares of our common stock and we have incurred and may continue to incur debt, which may be convertible into shares of our common stock. We may attempt to raise capital by selling shares of our common stock, possibly with warrants, which may be issued or exercised at a discount to the market price for our common stock. These actions would result in dilution of the ownership interests of existing shareholders, and may further dilute the common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to control us as the shares may be issued to our officers, directors, new employees, or other related parties.

We are subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

We are a public reporting company and accordingly subject to the information and reporting requirements of the Exchange Act, and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002. We are required to prepare and file annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports. Compliance with such reporting requirements is both time-consuming and costly for us. We may need to hire additional financial reporting, internal control, and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

In addition, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules implemented by the SEC and the securities exchanges, require certain corporate governance practices for public companies. Our management and other personnel have devoted and expect to continue to devote a substantial amount of time to public reporting requirements and corporate governance. These rules and regulations have significantly increased our legal and financial compliance costs and made some activities more time-consuming and costly. If these costs are not offset by increased revenues and improved financial performance, our financial condition and results of operations may be materially adversely affected. These rules and regulations also make it more difficult and more expensive for us to obtain director and officer liability insurance in the future. Additionally, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified personnel to serve on our board of directors or as executive officers.

Failure to comply with internal control attestation requirements could lead to loss of public confidence in our financial statements and negatively impact our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting. If we fail to timely develop our internal controls, and management is unable to make this assessment, or, once required, if the independent registered public accounting firm cannot timely attest to this assessment, we could be subject to regulatory sanctions. As a result, a loss of public confidence in our financial controls and the reliability of our consolidated financial statements may develop ultimately negatively impacting our stock price and our ability to raise additional capital when and as needed.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements or related free writing prospectuses, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation and our bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any.

We will describe, in a prospectus supplement or related free writing prospectuses, the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Common Stock

As of December 13, 2024, there were 4,476,220 shares of common stock outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone.

Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution, or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be issued under this prospectus will be, fully paid and non-assessable. The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “NAYA.”

Transfer Agent and Registrar

We have engaged the services of Transfer Online, Inc. as our transfer agent and registrar.

Dividends

We have not declared any cash dividends on our common stock since inception and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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Preferred Stock

We are authorized to issue a total of 100,000,000 shares of preferred stock, 1,000,000 shares of which are designated as Series A Preferred Stock, par value $5.00 per share, 1,200,000 shares of which are designated as Series B Preferred Stock, 30,375 shares of which are designated as Series C-1 Convertible Preferred Stock, par value $0.0001 per share, 8,576 shares of which are designated as Series C-2 Convertible Preferred Stock, par value $0.0001 per share, and 97,761,049 of which are designated as preferred stock, par value $0.0001 per share. As of December 13, 2024, we have 4, no shares of Series A Preferred Stock issued or outstanding, 1,200,000 shares of Series B Preferred Stock issued but not outstanding, 30,375 shares of Series C-1 Convertible Preferred Stock issued and outstanding, and 8,576 shares of Series C-2 Convertible Preferred Stock issued and outstanding.

Preferred stock may be issued from time to time, in one or more series, as authorized by the board of directors, without stockholder approval. The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

●	the title of the shares of preferred stock;

●	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the shares of preferred stock;

●	whether the dividends on shares of preferred stock are cumulative or not and, if cumulative, the date from which dividends on the shares of preferred stock shall accumulate;

●	the procedures for any auction and remarketing, if any, for the shares of preferred stock;

●	the provision for a sinking fund, if any, for the shares of preferred stock;

●	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights of the shares of preferred stock;

●	any listing of the shares of preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the shares of preferred stock will be convertible into common shares, including the conversion price (or manner of calculation thereof);

●	discussion of federal income tax considerations applicable to the shares of preferred stock;

●	the relative ranking and preferences of the shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any series or class of shares of preferred stock ranking senior to or on a parity with such series or class of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock; and

●	any voting rights of such preferred stock.

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Series A Preferred Stock

On November 20, 2023, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series A Preferred Stock (the “Series A Preferred”). One million (1,000,000) shares of Series A Preferred with a stated value of $5.00 per share were authorized under the Series A Certificate of Designation.

Each share of Series A Preferred has a stated value of $5.00, which is convertible into shares of the Company’s common stock (the “Common Stock”) at a fixed conversion price equal to $2.20 per share, subject to adjustment. The Company may not effect the conversion of any shares of Series A Preferred if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own more than 9.99% of the Company’s outstanding Common Stock. Moreover, the Company may not effect the conversion of any shares of Series A Preferred if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own more than 19.99% of the Company’s outstanding Common Stock unless and until the Company receives the approval required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any subsequent trading market).

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Each share of Series A Preferred stock shall automatically convert into Common Stock upon the closing of the previously announced merger with NAYA.

The holders of Series A Preferred shall be entitled to receive a pro-rata portion, on an as-if converted basis, of any dividends payable on Common Stock.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company (other than the previously announced merger with NAYA Biosciences, Inc.), each holder of Series A Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to (i) $5.00, multiplied by (ii) the total number of shares of Series A Preferred Stock issued under the Series A Certificate of Designation.

Other than those rights provided by law, the holders of Series A Preferred shall not have any voting rights.

Series B Preferred Stock

On November 20, 2023, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series B Preferred Stock (the “Series B Preferred”). One million two hundred (1,200,000) shares of Series B Preferred with a stated value of $5.00 per share were authorized under the Series B Certificate of Designation.

Each share of Series B Preferred has a stated value of $5.00, which is convertible into shares of the Company’s common stock (the “Common Stock”) at a fixed conversion price equal to $5.00 per share, subject to adjustment. The Company may not effect the conversion of any shares of Series B Preferred if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own more than 19.99% of the Company’s outstanding Common Stock unless and until the Company receives the approval required by the applicable rules and regulations of Nasdaq (or any subsequent trading market).

Each share of Series B Preferred stock shall automatically convert into Common Stock upon the closing of the previously announced merger with NAYA.

The holders of Series B Preferred shall be entitled to receive a pro-rata portion, on an as-if converted basis, of any dividends payable on Common Stock.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company (other than the previously announced merger with NAYA), each holder of Series B Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to (i) $5.00, multiplied by (ii) the total number of shares of Series B Preferred Stock issued under the Series B Certificate of Designation.

Other than those rights provided by law, the holders of Series B Preferred shall not have any voting rights.

Series C-1 Preferred

On October 14, 2024, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C-1 Convertible Preferred Stock (the “Series C-1 Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series C-1 Preferred. Thirty thousand three hundred seventy five (30,375) shares of Series C-1 Preferred with a stated value of $1,000.00 per share were authorized under the Series C-1 Certificate of Designation.

Each share of Series C-1 Preferred has a stated value of $1,000.00, which is convertible into shares of the Company’s common stock (the “Common Stock”) at a conversion price equal to $1.02913 per share, subject to adjustment. The Series C-1 Preferred may not be converted into shares of the Company’s Common Stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Preferred. Each share of Series C-1 Preferred shall automatically convert into the Company’s common stock if the Company’s stockholders approve the issuance, except that the Company may not effect such conversion if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 19.99% of the Company’s outstanding common stock.

Commencing on the ninety-first (91st) day after the first issuance of any Series C-1 Preferred, the holders of Series C-1 Preferred shall be entitled to receive dividends on the stated value at the rate of two percent (2%) per annum, payable in shares of the Company’s common stock at the conversion price. Such dividends shall continue to accrue until paid. Such dividends will not be paid in shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Convertible Preferred Stock. The holders of Series C-1 Preferred shall also be entitled to receive a pro-rata portion, on an as-if convertible basis, of any dividends payable on Common Stock.

The Series C-1 Preferred ranks senior to the Company’s common stock and junior to the Series C-2 Preferred. Subject to the rights of the holders of any senior securities, in the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company, each holder of Series C-1 Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to the amount as would be paid on the Company’s common stock issuable upon conversion of the Series C-1 Preferred, determined on an as-converted basis, without regard to any beneficial ownership limitation.

Other than those rights provided by law, the Series C-1 Preferred has no voting rights. The Series C-1 Preferred is not redeemable.

Series C-2 Preferred Stock

On October 14, 2024, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C-2 Convertible Preferred Stock (the “Series C-2 Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series C-2 Preferred. Eight thousand five hundred seventy six (8,576) shares of Series C-2 Preferred with a stated value of $1,000.00 per share were authorized under the Series C-2 Certificate of Designation.

Each share of Series C-2 Preferred has a stated value of $1,000.00, which, along with any additional amounts accrued thereon pursuant to the terms of the Series C-2 Certificate of Designation (collectively, the “Conversion Amount”) is convertible into shares of the Company’s common stock (the “Common Stock”) at a conversion price equal to $0.6893 per share, subject to adjustment. The Series C-2 Preferred may not be converted into shares of the Company’s Common Stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Convertible Preferred Stock. Each share of Series C-2 Preferred shall become convertible into the Company’s common stock at the option of the holder of such Series C-2 Preferred shares if the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred, except that the Company may not effect such conversion if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the Company’s outstanding common stock.

Commencing on the ninety-first (91st) day after the first issuance of any Series C-2 Preferred, the holders of Series C-2 Preferred shall be entitled to receive dividends on the stated value at the rate of ten percent (10%) per annum, payable in shares of the Company’s common stock, with each payment of a dividend payable in shares of the Company’s common stock at a conversion price of eighty-five percent (85%) of the average of the volume weighted average price of the Company’s common stock for the five (5) trading days before the applicable dividend date. Such dividends shall continue to accrue until paid. Such dividends will not be paid in shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred. The holders of Series C-2 Preferred shall also be entitled to receive a pro-rata portion, on an as-if convertible basis, of any dividends payable on Common Stock.

The Series C-2 Preferred ranks senior to the Company’s common stock and to the Series C-1 Preferred. Subject to the rights of the holders of any senior securities, in the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company, each holder of Series C-2 Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to the greater of (a) 125% of the Conversion Amount with respect to such shares, and (b) the amount as would be paid on the Company’s common stock issuable upon conversion of the Series C-2 Preferred, determined on an as-converted basis, without regard to any beneficial ownership limitation.

Other than those rights provided by law, the Series C-2 Preferred has no voting rights. The Series C-2 Preferred is only redeemable upon a “Bankruptcy Triggering Event” or a “Change of Control” that occurs 210 days after the closing date of the Merger.

Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Bylaws and the Nevada Anti-Takeover Provisions

Some provisions of Nevada law and our amended and restated articles of incorporation and bylaws contain provisions that could make our acquisition by means of a tender offer, a proxy contest or otherwise, and the removal of incumbent officers and directors more difficult. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Amended and Restated Articles of Incorporation and Bylaws

Our amended and restated articles of incorporation and bylaws provide for the following:

●	Preferred Stock. The ability to authorize preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

●	Requirements for Advance Notification of Stockholder Nominations. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

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●	Stockholder Meetings. Our charter documents provide that a special meeting of stockholders may be called only by resolution adopted by the majority board of directors, the chairman of the board of directors or the chief executive officer.

●	Amendment of Bylaws. Our board of directors have the sole power to amend the bylaws.

Nevada Anti-Takeover Provision

Section 78.438 of the Nevada Revised Statutes (“NRS”) prohibits a publicly held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person that together with its affiliates owns or within the last two years has owned 10% of the outstanding voting stock, for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner, or falls within certain exemptions under the NRS. As a result of these provisions in our charter documents under Nevada law, the price investors may be willing to pay in the future for shares of our common stock may be limited.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference to reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including the following:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

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●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	provisions relating to modification of the terms of the security or the rights of the security holder;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to do any of the following:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell, transfer or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

U.S. federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock, or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock, or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger, or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our assets must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger, or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium, or sinking fund payment, if any, when due and payable and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities. If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency, or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

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Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability, or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might subject it to personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would subject the trustee to personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses, and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if the following occur:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a proceeding instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 45 days after it occurs, unless such default has been cured. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect, or inconsistency in the indenture;

●	to comply with the provisions described above under “-Consolidation, Merger, or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;

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●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided above under “-General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions, or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities; and provided further, that in connection with any such amendment we will provide the trustee with an officers’ certificate certifying that such amendment will not adversely affect the rights or interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification, or waiver;

●	changing any of our obligations to pay additional amounts;

●	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

●	changing the currency in which any note or any premium or interest is payable;

●	impairing the right to enforce any payment on or with respect to any note;

●	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

●	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

●	if the debt securities are secured, changing the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

●	reducing the requirements contained in the applicable indenture for quorum or voting;

●	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

●	modifying any of the above provisions set forth in this paragraph.

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Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to do the following:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost, or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to any of the following:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all of our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase debt securities, preferred stock, common stock, or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligations or relationship of agency or trust for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement and any related free writing prospectuses and such terms may differ from those described below. To the extent the information contained in the prospectus supplement differs or free writing prospectuses from this summary description, you should rely on the information in the prospectus supplement or free writing prospectuses.

The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

Equity Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants, and the warrant certificates representing the preferred stock warrants or common stock warrants, including, as applicable:

●	the title of the warrants;

●	the securities for which the warrants are exercisable;

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●	the price or prices at which the warrants will be issued;

●	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

●	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision, or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, in the event of any consolidation, merger, or sale or conveyance of our assets as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Debt Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including, as applicable:

●	the title of the debt warrants;

●	the aggregate number of the debt warrants;

●	the price or prices at which the debt warrants will be issued;

●	the designation, aggregate principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

●	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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●	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

●	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of the debt warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	changes to or adjustments in the exercise price of the debt warrants;

●	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

●	any other terms of the debt warrants and terms, procedures, and limitations relating to the exercise of the debt warrants.

As may be permitted under the warrant agreement, holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and any related free writing prospectuses. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses. After the close of business on the expiration date, unexercised warrants will be void.

Holders may exercise warrants as described in the applicable warrant agreement and corresponding prospectus supplement or any free writing prospectuses relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS WE MAY OFFER

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock We May Offer,” “Description of Debt Securities We May Offer,” and “Description of Warrants We May Offer” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in the event of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so registered, despite any notice to the contrary.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the partnership nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is all of the following:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

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Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer, or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

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DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, if a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear, and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream, and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream, and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream, and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream, and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Glaser Weil Fink Howard Jordan & Shapiro LLP. Any underwriters, dealers, or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of NAYA Biosciences, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, as amended, have been so incorporated in reliance on the report of M&K CPAS, PLCC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of NAYA Therapeutics, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, incorporated in this prospectus supplement by reference to the Current Report on Form 8-K/A filed with the SEC on December 12, 2024, have been so incorporated in reliance on the report of M&K CPAS, PLCC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereunder. All of the amounts shown shall be paid by us and are estimates except for the SEC registration fee, which was previously paid.

SEC Registration Fee	$
FINRA filing fee		**
The Nasdaq Global Select Market supplemental listing fee		**
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Blue Sky, qualification fees and expenses		**
Transfer agent fees and expenses		**
Trustee fees and expenses		**
Warrant agent fees and expenses		**
Miscellaneous		**

Total		**

** The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

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Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers’ additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our articles of incorporation provide for indemnification of our officers and directors to the fullest extent permissible under Nevada General Corporation Law, in accordance with the Company’s Bylaws. Our Bylaws provide for indemnification of our officers and directors to the fullest extent not prohibited by the Nevada; provided however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the board of directors; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or; (iv) such indemnification is a result of the enforcement of a contractual right.

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Item 16. Exhibits.

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

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EXHIBIT INDEX

Exhibit Number	Exhibit
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation, incorporated by reference to the Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 5, 2009
3.2	Bylaws, incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form SB-2 filed on November 13, 2007
3.3	Certificate of Change, incorporated by reference to as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 22, 2020
3.4	Certificate of Change, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 9, 2020
3.5	Certificate of Amendment, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 16, 2023
3.6	Certificate of Designation Establishing Series A Preferred Stock, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on November 20, 2023.
3.7	Certificate of Designation Establishing Series B Preferred Stock, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 20, 2023
3.8	Amendment No. 1 to Bylaws, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2023
3.9	Amendment to Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 15, 2024
3.10	Certificate of Designation Establishing Series C-1 Preferred Stock, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 15, 2024
3.11	Certificate of Designation Establishing Series C-2 Preferred Stock, incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on October 15, 2024
4.1*	Form of Indenture
4.2*	Form of Warrant
4.3*	Form of Warrant Agreement
4.4*	Form of Unit Agreement
5.1+	Opinion of Glaser Weil Fink Howard Jordan & Shapiro LLP
23.1+	Consent of M&K CPAS PLLC
23.2+	Consent of M&K CPAS PLLC
23.3+	Consent of Glaser Weil Fink Howard Jordan & Shapiro LLP (contained in Exhibit 5.1)
24.1+	Power of Attorney (included on signature page)
25.l†	Form T-l Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the debt securities
107	Filing Fee Table

+ Filed herewith.
* To be filed by amendment hereto or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein
† To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on December 13, 2024.

NAYA BIOSCIENCES, INC.

By:	/s/ Steven Shum
Name:	Steven Shum
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Shum and Andrea Goren, and each of them acting individually, as his or her true and lawful attorneys- in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Steven Shum	Chief Executive Officer and Director	December 13, 2024
Steven Shum	(principal executive officer)

/s/ Andrea Goren	Chief Financial Officer	December 13, 2024
Andrea Goren	(principal financial and accounting officer)

/s/ Trent Davis	Director	December 13, 2024
Trent Davis

/s/ Matthew Szot	Director	December 13, 2024
Matthew Szot

/s/ Barbara Ryan	Director	December 13, 2024
Barbara Ryan

/s/ Rebecca Messina	Director	December 13, 2024
Rebecca Messina

/s/ Daniel Teper	Director	December 13, 2024
Daniel Teper

/s/ Lyn Falconio	Director	December 13, 2024
Lyn Falconio

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